Exhibit 10.1

CREDIT AND GUARANTY AGREEMENT

dated as of July 24, 2000

among

VOUGHT AIRCRAFT INDUSTRIES, INC.,

VAC HOLDINGS II, INC.,

and

CERTAIN SUBSIDIARIES OF VOUGHT AIRCRAFT INDUSTRIES, INC.,

as Guarantors,

VARIOUS LENDERS,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Syndication Agent

LEHMAN COMMERCIAL PAPER INC.,

as Administrative Agent and Collateral Agent,

and

GOLDMAN SACHS CREDIT PARTNERS L.P.

LEHMAN BROTHERS INC.,

as Joint Arrangers and Joint Book Managers

$650,000,000 Senior Secured Credit Facilities

APPENDICES:	A-1	Tranche A Term Loan Commitments
	A-2	Tranche B Term Loan Commitments
	A-3	Tranche C Term Loan Commitments
	A-4	Revolving Credit Commitments

SCHEDULES:	1.1	Financial Covenant Adjustments
	3.1(i)	Closing Date Mortgaged Properties
	3.1(j)	Certain Contracts
	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	4.12	Real Estate Assets
	5.14(a)	Post Closing Real Estate Obligations
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.7	Certain Investments
	6.12	Certain Affiliate Transactions

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	A-3	Issuance Notice
	B-1	Tranche A Term Loan Note
	B-2	Tranche B Term Loan Note
	B-3	Tranche C Term Loan Note
	B-4	Revolving Loan Note
	B-5	Swing Line Note
	C	Compliance Certificate
	D	Opinions of Counsel
	E	Assignment Agreement
	F	Certificate Re Non-bank Status
	G-1	Closing Date Certificate
	G-2	Solvency Certificate
	H	Counterpart Agreement
	I	Pledge and Security Agreement
	J	Mortgage
	K	Landlord Personal Property Collateral Access Agreement
	L	Holdings Notes Term Sheet

CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT, dated as of July 24, 2000 is entered into by and among VOUGHT AIRCRAFT INDUSTRIES, INC., a Delaware Corporation (“Company”), VAC HOLDINGS II, INC., a Delaware corporation (“Holdings”), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as Syndication Agent (in such capacity,”Syndication Agent”), LEHMAN COMMERCIAL PAPER INC. (“LCP”), as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”) and as Collateral Agent (together with its permitted successors in such capacity, “Collateral Agent”), and GSCP and LEHMAN BROTHERS INC., (“LBI”) as Joint Arrangers and Joint Book Managers (in such capacities, “Arrangers”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, Lenders have agreed to extend certain credit facilities to Company, in an aggregate principal amount not to exceed $650,000,000, consisting of $175,000,000 aggregate principal amount of Tranche A Term Loans, $200,000,000 aggregate principal amount of Tranche B Term Loans, $150,000,000 aggregate principal amount of Tranche C Term Loans, and up to $125,000,000 aggregate principal amount of Revolving Commitments, the proceeds of which will be used to as specified herein;

WHEREAS, Company has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on certain of its assets, including a pledge of all of the Capital Stock of each of its Domestic Subsidiaries and 65% of all the Capital Stock of each of its Foreign Subsidiaries; and

WHEREAS, Guarantors have agreed to guarantee the obligations of Company hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on certain of their respective assets, including a pledge of all of the Capital Stock of each of their respective Domestic Subsidiaries (including Company) and 65% of all the Capital Stock of each of their respective Foreign Subsidiaries.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS AND INTERPRETATION

1.1.  Definitions.  The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Acquired Business” means the assets, liabilities, and operations acquired by the Company pursuant to the Acquisition Agreement.

“Acquisition” means the acquisition of the Acquired Business as contemplated by the Acquisition Agreement.

“Acquisition Agreement”  means that certain Asset Purchase Agreement dated as of June 9, 2000 by and between Seller and Company.

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/100 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3750) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by Deutsche Bank A.G. for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding”  means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), pending against or affecting directly Holdings or any of its Subsidiaries or any material portion of the property of Holdings and its Subsidiaries.

“Affected Lender” as defined in Section 2.18(b).

“Affected Loans” as defined in Section 2.18(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 15% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agent” means each of Administrative Agent, Collateral Agent, Syndication Agent and each Arranger.

“Aggregate Amounts Due” as defined in Section 2.17.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Credit and Guaranty Agreement, dated as of July 24, 2000 as it may be amended, supplemented or otherwise modified from time to time.

“Applicable Margin’’ and “Applicable Revolving Commitment Fee Percentage’’ mean (i) with respect to Loans that are Eurodollar Rate Loans and the Applicable Revolving Commitment Fee Percentage, (a) from the Closing Date until the date of delivery of the Compliance Certificate and the financial statements for the period ending December 31, 2000, a percentage, per annum, determined by reference to the following table as if the Leverage Ratio then in effect were  3.50:1.00; and (b) thereafter, a percentage, per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth below:

Leverage Ratio	Applicable Margin for Tranche A Term Loans and Revolving Loans	Applicable Margin for Tranche B Term Loans	Applicable Margin for Tranche C Term Loans	Applicable Revolving Commitment Fee Percentage
>3.50:1.00	2.75%	3.50%	3.75%	0.50%
<3.50:1.00 >2.75:1.00	2.50%	3.50%	3.75%	0.50%
<2.75:1.00 >2.00:1.00	2.25%	3.25%	3.50%	0.50%
<2.00:1.00 >1.50:1.00	2.00%	3.25%	3.50%	0.38%
<1.50:1.00	1.75%	3.25%	3.50%	0.38%

and (ii) with respect to Loans that are Base Rate Loans, an amount equal to (a) the Applicable Margin for Eurodollar Rate Loans as set forth in clause (i)(a) or (i)(b) above, as applicable, minus (b) 1.00% per annum.  No change in the Applicable Margin or the Applicable Revolving Commitment Fee Percentage shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the Leverage Ratio.  At any time Company has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Margin and the Applicable Revolving Commitment Fee Percentage shall be determined as if the Leverage Ratio were in excess of 3.50:1.00 until such time as the applicable information is delivered to the Administrative Agent.  Within one Business Day of receipt of the applicable information, Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin and the Applicable Revolving Commitment Fee Percentage in effect from such date.

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator.  Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes overseas Dollar deposits by reference to which the applicable Adjusted Eurodollar Rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans.

“Arrangers” as defined in the preamble hereto.

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with (other than a substantially contemporaneous like-kind exchange), any Person (other than Company or any Guarantor Subsidiary or an issuance of Capital Stock by Company to Holdings), in one transaction or a series of transactions, of all or any part of Holdings’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Holdings’ Subsidiaries, other than (i) inventory (or other assets) sold or leased, assigned, conveyed, transferred or disposed of in the ordinary course of business, (ii) disposals of scrap or obsolete, worn out or idle property or property that is not being used in the business and (iii) sales of other assets for aggregate net consideration of less than $5,000,000 with respect to any transaction or series of related transactions, and less than

$25,000,000 in the aggregate during the term of this Agreement.

“Assignment Agreement” means an Assignment Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), or such Person’s chief financial officer, controller, secretary or treasurer.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent, Issuing Bank, Lender and Lender Counterparty.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents  (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above and (b) has net assets of not less than $500,000,000.

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit F.

“Change of Control” means, at any time, (i) (a) prior to consummation of an initial public offering by Holdings, Sponsor and its Affiliates and other Permitted Investors shall cease to beneficially own and control at least 51% on a fully diluted basis of the economic and voting interests in the Capital Stock of Holdings (b) after consummation of any initial public offering, Sponsor, its Affiliates and other Permitted Investors shall cease to own and control at least 30% of the Capital Stock of Holdings or such higher percentage that exceeds the highest percentage owned by any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than Sponsor and its Affiliates and the other Permitted Investors, (ii) Sponsor, its Affiliates and other Permitted Investors shall cease to have the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings; (iii) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Company; or (iv) any “change of control” or similar event under the Holdings Notes shall occur.

“Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Tranche A Term Loan Exposure, (b) Lenders having Tranche B Term Loan Exposure, (c) Lenders having Tranche C Term Loan Exposure, and (d) Lenders having Revolving Exposure (including Swing Line Lender), and (ii) with respect to Loans, each of the following classes of Loans: (a) Tranche A Term Loans, (b) Tranche B Term Loans, (c) Tranche C Term Loans, and (d) Revolving Loans (including Swing Line Loans).

“Closing Date” means the date on or before July 31, 2000 on which the Term Loans are made.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G-1.

“Closing Date Mortgaged Property” as defined in Section 3.1(i).

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” means the institution serving as such under the Collateral Documents and as defined in the preamble hereto.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Landlord Personal Property Collateral Access Agreements, if any, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Company” as defined in the preamble hereto.

“Commitment” means any of the Revolving Commitment or Term Loan Commitment.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Consent to Assignment” shall mean a consent to assignment of a contract in form reasonably satisfactory to the Collateral Agent executed and delivered by the counterparty to such contract.

“Consolidated Adjusted EBITDA” means, for any period, the sum, for Holdings and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) net operating income (calculated before taxes, Consolidated Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period, plus (b) depreciation and amortization and all other non-cash charges, in each case for such period and to the extent deducted in computing net operating income for such period, plus (c) the amount by which the amount of deferred learning costs, tooling costs and similar assets were reduced from the first day of such period to the last day of such period and minus (d) the amount by which the amount of deferred learning costs, tooling costs and similar assets were increased from the first day of such period to the last day of such period; provided that the foregoing shall be subject to the adjustments described in Schedule 1.1.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Holdings and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries; provided that the following expenditures shall not be deemed Consolidated Capital Expenditures (i) Permitted Acquisitions, (ii) Permitted Investments and (iii) expenditures made with or reimbursed from the proceeds of insurance or condemnation payments.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period, excluding any amount not paid or received in Cash during such period.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to: (i) Consolidated Adjusted EBITDA, minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Interest Expense, (d) the provision for current taxes based on income of Holdings and its Subsidiaries and payable in cash with respect to such period, (e) cash payments made in connection with Permitted Acquisitions and Permitted Investments not in excess of $15,000,000 in the aggregate in any Fiscal Year (net of any proceeds with respect to any related financing), (f) purchase price adjustments with respect to working capital payable by Holdings or the Company in accordance with the Acquisition Agreement and (g) Transaction Costs paid within 180 days of the Closing Date.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of the amounts determined for Holdings and its Subsidiaries on a consolidated basis equal to (i) Consolidated Cash Interest Expense, (ii) scheduled payments of principal on Consolidated Total Debt, (iii) Consolidated Capital Expenditures and (iv) the portion of taxes based on income actually paid in cash; provided that Consolidated Fixed Charges for any period prior to the Closing Date shall be determined in accordance with Schedule 1.1.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness for Borrowed Money of Holdings and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and plus the net amount paid (or minus the net amount received) under Interest Rate Agreements (whether or not actually paid or received during such period), but excluding, however, any amounts referred to in Section 2.11(d)  and any amounts expended for up-front costs in relation to interest rate collars and similar Interest Rate Agreements entered into pursuant to Section 5.12., in each case payable within ninety days of the Closing Date and minus the amount of consolidated interest income, if any, for such period.

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness for Borrowed Money of Holdings and its Subsidiaries, other than the Holdings Notes, determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.10.

“Contributing Guarantors” as defined in Section 7.2.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, any documents or certificates executed by Company in favor of Issuing Bank relating to Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, Issuing Bank or any Lender in connection herewith.

“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

“Credit Party” means Holdings, the Company and any Guarantor Subsidiary from time to time party to a Credit Document.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates:  (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.13 or Section 2.14 or by a combination thereof) and (b) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (iii) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

“Defaulting Lender” as defined in Section 2.22.

“Defaulted Loan” as defined in Section 2.22.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia (other than a Subsidiary of a foreign Subsidiary).

“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any

Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided, except as may otherwise be agreed by Syndication Agent and Administrative Agent, no Affiliate of Holdings shall be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by the Company, Holdings, any of their Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any written notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to pollution or the protection of the environment; (ii) the generation, use, storage, transportation or Release of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene or the protection of human health.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.  Any former ERISA Affiliate of the Company, Holdings or any of their Subsidiaries shall continue to be considered an ERISA Affiliate of the Company, Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Company, Holdings or such Subsidiary and with respect to liabilities arising after such period for which the Company, Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Company, Holdings, any of their Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan in each case resulting in liability to the Company, Holdings, any of their Subsidiaries or any of their respective ERISA Affiliates, pursuant to Section 4063 or 4064 of ERISA in excess of $5,000,000; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability in excess of $5,000,000 on the Company, Holdings, any of their Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Company, Holdings, any of their Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability in excess of $5,000,000 therefor to the Company, Holdings, any of their Subsidiaries or any of their respective ERISA Affiliates, or the receipt by the Company, Holdings, any of their Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on the Company, Holdings, any of their Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges in excess of $5,000,000 under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Company, Holdings, any of their Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan, in each case for an amount in excess of $5,000,000; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a)

of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Fair Share Contribution Amount” as defined in Section 7.2.

“Fair Share” as defined in Section 7.2.

“Fair Share Shortfall” as defined in Section 7.2.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer, controller or treasurer of Holdings that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” as defined in Section 5.1(i).

“Financial Statement” means item (ii) of the definition of Historical Financial Statements.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31, of each calendar year.

“Fixed Charge Coverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Adjusted EBITDA for the four-Fiscal Quarter Period then ending, to (ii) Consolidated Fixed Charges for such four-Fiscal Quarter Period; provided that the calculations of the Fixed Charge Coverage Ratio shall be subject to adjustment as set forth in Schedule 1.1.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Administrative Agent, for the benefit of Lenders, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Default” as defined in Section 2.22.

“Funding Guarantors” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any public entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” as defined in the Pledge and Security Agreement.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means each of Holdings and each Domestic Subsidiary of Holdings (other than Company).

“Guarantor Subsidiary” means each Guarantor other than Holdings.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means (A) any petroleum or petroleum products, radioactive materials, PCBs, or friable asbestos; (B) any chemicals or other materials or substances which are now defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” or “toxic pollutants” or words of similar import under any Environmental Law; and (C) pesticides.

“Hazardous Materials Activity” means any activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, Release, threatened Release, discharge, placement, generation, transportation, processing, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement entered into in order to satisfy the requirements of this Agreement.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (i) the description of accounting methods, policies, practices and procedures used in preparation of the statements described in clauses (ii) and (iii) below; (ii) the audited statement of assets and liabilities of the Acquired Business (titled as “Statement of Net Assets Subject to Section 4.2 of the Asset Purchase Agreement March 31, 2000”), excluding all cash accounts, Pension Plan assets and liabilities, other post-retirement liabilities, income and franchise related tax accounts, workers’ compensation assets and liabilities and employee payroll, payroll tax and payroll withholding liabilities, at March 31, 2000 and the notes thereto; and the (iii) unaudited statements of revenues, costs and expenses of the Acquired Business for each of the three fiscal years ended December 31, 1999 and for the three months ended March 31, 2000 and the notes thereto.

“Holdings” as defined in the preamble hereto.

“Holdings Notes” means the Subordinated Promissory Notes issued to Seller in an aggregate original principal amount as of the Closing Date of $175,000,000 with terms substantially as set forth in the term sheet with respect thereto set forth in Exhibit L.

“Income Statements” means item (iii) of the definition of Historical Financial Statements.

“Increased-Cost Lenders” as defined in Section 2.23.

“Indebtedness”, as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and ordinary course trade payables), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; and (ix) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) Obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall obligations under any Interest Rate Agreement and any Currency Agreement be deemed “Indebtedness” for any purpose under Section 6.8.

“Indebtedness for Borrowed Money” means, to the extent the following would be reflected on a consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with GAAP, the principal amount of all Indebtedness of Holdings and its Subsidiaries with respect to (i) borrowed money, evidenced by debt securities, debentures, acceptances, notes or other similar instruments, (ii) obligations under Capital Leases, (iii) reimbursement obligations for letters of credit and financial guarantees (without duplication), (other than ordinary course of business contingent reimbursement obligations) or (iv) the deferred purchase price of property or services (except for accounts payable and accrued expenses and receipt of progress and advance payments related to such purchase price, in each case arising in the ordinary course of business).

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of any action, judgment or suit in connection with (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Company or Sponsor with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.

“Indemnitee” as defined in Section 10.3.

“Installment” as defined in Section 2.12(a).

“Installment Date” as defined in Section 2.12(a).

“Interest Coverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Adjusted EBITDA for the four-Fiscal Quarter Period then ended, to (ii) Consolidated Cash Interest Expense for such four-Fiscal Quarter Period, provided that the foregoing shall be subject to the adjustments described in Schedule 1.1.

“Interest Payment Date” means with respect to (i) any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months, (or, if generally available to all Lenders, nine-month or twelve-months) as selected by Company in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class’s Term Loan Maturity Date; (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than Company or a Guarantor Subsidiary); and (ii) any direct or indirect loan, advance (other than advances to employees in the ordinary course of business) or capital contribution by Holdings or any of its Subsidiaries to any other Person (other than Company or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that did not arise from sales, leases or licenses to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto net of dividends and other returns thereon to the extent distributed to the Company, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit A-3.

“Issuing Bank” means any one or more Lenders the Company selects, and who consent, to act as an Issuing Bank hereunder, each together with its permitted successors and assigns in such capacity.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Landlord Consent and Estoppel” means, with respect to any Leasehold Property which is or becomes a Material Real Estate Asset, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Credit Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to the Collateral Agent in its reasonable discretion, but in any event sufficient for the Collateral Agent to obtain a Title Policy with respect to such Mortgage.

“Landlord Personal Property Collateral Access Agreement” means, with respect to any Leasehold Property specified by Collateral Agent where material personal property Collateral is located, a Landlord Waiver and Consent Agreement substantially in the form of Exhibit K, with such amendments or modifications as may be approved by Collateral Agent.

“Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its sole discretion as not being required to be included in the Collateral.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

“Lender Counterparty” means each Lender or any Affiliate of a Lender counterparty to a Hedge Agreement including, without limitation, each such Affiliate that enters into a joinder agreement with the Collateral Agent.

“Letter of Credit” means a commercial or standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement.

“Letter of Credit Sublimit” means the lesser of (i) $25,000,000 and (ii) the aggregate unused amount of the Revolving Commitments then in effect.

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of Company (through a Revolving Loan or otherwise).

“Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

“Lien” means any lien, mortgage, deed of trust, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Loan” means a Tranche A Term Loan, a Tranche B Term Loan, a Tranche C Term Loan, a Revolving Loan or a Swing Line Loan.

“Management Agreement” means the agreement between the Company and TC Group, L.L.C. as in effect on the Closing Date, with such changes therein as are approved by the Administrative Agent from time to time.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, properties, assets, or financial condition of Holdings and its Subsidiaries, taken as a whole including, for any periods prior to the Closing Date, the Acquired Business; (ii) the ability of any Credit Party to fully and timely perform its material Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party;

or (iv) the rights, remedies and benefits as a whole available to, or conferred upon, any Agent, or any Secured Party under any Credit Document.

“Material Real Estate Asset’’means (a) any fee-owned Real Estate Asset having a fair market value in excess of $5,000,000 as of the date of the acquisition thereof and (b) all Leasehold Properties other than those with respect to which the aggregate payments under the term of the lease are less than $1,500,000 per annum that the Administrative Agent has determined is material to the business, operations, properties, assets or financial condition of Holdings or any Subsidiary thereof, including Company.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means a mortgage, leasehold mortgage, deed of trust or similar instrument substantially in the form of Exhibit J, delivered by a Credit Party as it may be amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable Fiscal Year.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to:  (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Holdings or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide fees, costs and expenses incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale.

“Net Insurance/Condemnation Proceeds” means an amount equal to:  (i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any bona fide fees, costs and expenses incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof, or incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the assets in question and that is required to be repaid under the terms thereof as a result of such sales, claims or covered losses and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to indemnities and representations and warranties in respect of such sales, claims or covered losses undertaken by Holdings or any of its Subsidiaries in connection with such claims or covered losses.

“Non-US Lender” as defined in Section 2.20(c).

“Note” means a Tranche A Term Note, a Tranche B Term Note, a Tranche C Term Note, a Revolving Loan Note or a Swing Line Note.

“Notice” means a Funding Notice, an Issuance Notice or a Conversion/Continuation Notice.

“Obligations” means all obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties), under any Credit Document or Hedge Agreement entered into with a Lender Counterparty (including, without limitation, with respect to a Hedge Agreement, obligations owed thereunder to any person who was a Lender or an Affiliate of a Lender at the time such Hedge Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements entered into with a Lender Counterparty, fees, expenses, indemnification or otherwise.

“Obligee Guarantor” as defined in Section 7.7.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended.  In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Acquisition” means any acquisition by Company or any of its Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or the portion of the Capital Stock specified below of, or a business line or unit or a division of, any Person; provided,

(i)                                     immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii)                                  all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all necessary Governmental Authorizations;

(iii)                               in the case of the acquisition of Capital Stock, at least 90% of the Capital Stock (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned by Company or a Guarantor Subsidiary thereof, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

(iv)                              Holdings and its Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended, with Section 6.8 (as determined in accordance with Section 6.8(e));

(v)                                 Company shall have delivered to Administrative Agent (A) at least three Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8; and

(vi)                              any Person or assets or division as acquired in accordance herewith shall be in same or related business or lines of business or reasonable extensions thereof in which Company and/or its Subsidiaries are engaged as of the Closing Date.

“Permitted Investor” means management investors and other co-investors or Affiliates of Sponsor.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Seller Note” means a promissory note containing subordination and other provisions reasonably acceptable to Administrative Agent, representing Indebtedness of Holdings or Company incurred in connection with any Permitted Acquisition and payable to the seller in connection therewith, provided that, no Permitted Seller Note shall (i) be guaranteed by any Subsidiary of Company or secured by any property of Holdings, Company or any of its Subsidiaries, (ii) provide for payment of cash interest; prior to the maturity of the Loans, (iii) provide for any prepayment or repayment of all or any portion of the principal thereof prior to the earlier of (A) a date occurring six months following the final scheduled installment of principal of the Loans and (B) the repayment in full of the Obligations and (iv) include a cross-default to this Agreement.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Pledge and Security Agreement” means the Pledge and Security Agreement to be executed by Company and each Guarantor substantially in the form of Exhibit I, as it may be amended, supplemented or otherwise modified from time to time.

“Post Closing Date Mortgaged Property” as defined in Section 5.14(b).

“Prime Rate” means the rate of interest per annum that Deutsche Bank A.G.  announces from time to time as its prime lending rate, as in effect from time to time.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  Any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for each of Administrative Agent, Swing Line Lender and Issuing Bank, such Person’s “Principal Office” as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Company, Administrative Agent and each Lender.

“Projections” as defined in Section 4.8.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche A Term Loan Exposure of that Lender by (b) the aggregate Tranche A Term Loan Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche B Term Loan Exposure of that Lender by (b) the aggregate Tranche B Term Loan Exposure of all Lenders; (iii ) with respect to all payments, computations and other matters relating to the Tranche C Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche C Term Loan Exposure of that Lender by (b) the aggregate Tranche C Term Loan Exposure of all Lenders; and  (iv) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders.  For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Tranche A Term Loan Exposure, the Tranche B Term Loan Exposure, the Tranche C Term Loan Exposure, and the Revolving Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Tranche A Term Loan Exposure, the aggregate Tranche B Term Loan Exposure, the aggregate Tranche C Term Loan Exposure, and the aggregate Revolving Exposure.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Record Document” means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.

“Recorded Leasehold Interest” means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Collateral Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

“Refunded Swing Line Loans” as defined in Section 2.3(b)(v).

“Register” as defined in Section 2.7(b).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reimbursement Date” as defined in Section 2.4(d).

“Related Agreements” means, collectively, the Acquisition Agreement and Holdings Notes.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).

“Replacement Lender” as defined in Section 2.22.

“Required Prepayment Date” as defined in Section 2.15(c).

“Requisite Class Lenders” means, at any time of determination as applicable, (i) for the Class of Lenders having Tranche A Term Loan Exposure, Lenders holding more than 50% of the aggregate Tranche A Term Loan Exposure of all Lenders; (ii) for the Class of Lenders having Tranche B Term Loan Exposure, Lenders holding more than 50% of the aggregate Tranche B Term Loan Exposure of all Lenders; (iii) for the Class of Lenders having Tranche C Term Loan Exposure, Lenders holding more than 50% of the aggregate Tranche C Term Loan Exposure of all Lenders; and (iv) for the Class of Lenders having Revolving Exposure, Lenders holding more than 50% of the aggregate Revolving Exposure of all Lenders.

“Requisite Lenders” means one or more Lenders having or holding Tranche A Term Loan Exposure, Tranche B Term Loan Exposure, Tranche C Term Loan Exposure, and/or Revolving Exposure and representing more than 50% of the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) the aggregate Tranche C Term Loan Exposure of all Lenders, and (iv) the aggregate Revolving Exposure of all Lenders.

“Restricted Junior Payment” means (i) any dividend or other distribution (other than to Company or any of its Subsidiaries), direct or indirect, on account of any shares of any class of stock of Holdings, Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, (other than to Company or any of its Subsidiaries) of any shares of any class of stock of Holdings, Company or any of its Subsidiaries now or hereafter outstanding; (iii) any payment (other than to Company or any of its Subsidiaries) made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings, Company or any of its Subsidiaries now or hereafter outstanding; (iv) any management or advisory fees paid by a Credit Party to Sponsor or its Affiliates after the Closing Date, and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, the Holdings Notes or Permitted Seller Notes.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A-3 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the Revolving Commitments as of the Closing Date is $125,000,000.

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of  (i) July 31, 2000, if the Term Loans are not made on or before that date; (ii) June 30, 2006, (iii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14, and (iv) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

“Revolving Loan” means a Loan made by a Lender to Company pursuant to Section 2.2(a) and/or 2.22.

“Revolving Loan Note” means a promissory note in the form of Exhibit B-4, as it may be amended, supplemented or otherwise modified from time to time.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Seller” means Northrop Grumman Corporation.

“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement (other than any such agreement or arrangement entered into with a customer or supplier in the ordinary course of business), options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Holdings substantially in the form of Exhibit G-2.

“Solvent” means, with respect to any Person, that as of the date of determination both (i) (a) the sum of such Person’s debt (including contingent liabilities) does not exceed all of its property, at a fair valuation; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured; (c) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (d) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Sponsor” means TC Group, L.L.C., d/b/a The Carlyle Group.

“Subject Transaction” as defined in Section 6.8(e).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than

50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Swing Line Lender” means LCP in its capacity as Swing Line Lender hereunder (and each other Lender who has agreed to become a Swing Line Lender at Company’s request), together with its permitted successors and assigns in such capacity.

“Swing Line Loan” means a Loan made by Swing Line Lender to Company pursuant to Section 2.3.

“Swing Line Note” means a promissory note in the form of Exhibit B-5, as it may be amended, supplemented or otherwise modified from time to time.

“Swing Line Sublimit” means the lesser of (i) $20,000,000, and (ii) the aggregate unused amount of Revolving Commitments then in effect.

“Syndication Agent” as defined in the preamble hereto.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

“Term Loan” means a Tranche A Term Loan, a Tranche B Term Loan or a Tranche C Term Loan.

“Term Loan Commitment” means the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment or the Tranche C Term Loan Commitment of a Lender, and or “Term Loan Commitments” means such commitments of all Lenders in the aggregate.

“Term Loan Maturity Date” means the Tranche A Term Loan Maturity Date,

the Tranche B Term Loan Maturity Date or the Tranche C Term Loan Maturity Date, as applicable.

“Terminated Lender” as defined in Section 2.22.

“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans, and (iii) the Letter of Credit Usage.

“Tranche A Term Loan” means a Tranche A Term Loan made by a Lender to Company pursuant to Section 2.1(a)(i).

“Tranche A Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Tranche A Term Loan and “Tranche A Term Loan Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s Tranche A Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms hereof.  The aggregate amount of the Tranche A Term Loan Commitments as of the Closing Date is $175,000,000.

“Tranche A Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche A Term Loans of such Lender; provided, at any time prior to the making of the Tranche A Term Loans, the Tranche A Term Loan Exposure of any Lender shall be equal to such Lender’s Tranche A Term Loan Commitment.

“Tranche A Term Loan Maturity Date” means the earlier of (i) the sixth anniversary of the Closing Date, and (ii) the date that all Tranche A Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Tranche A Term Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

“Tranche B Term Loan” means a Tranche B Term Loan made by a Lender to Company pursuant to Section 2.1(a)(ii).

“Tranche B Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Tranche B Term Loan and “Tranche B Term Loan Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s Tranche B Term Loan Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms hereof.  The aggregate amount of the Tranche B Term Loan Commitments as of the Closing Date is $200,000,000.

“Tranche B Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche B Term Loans of such Lender; provided, at any time prior to the making of the Tranche B Term Loans, the Tranche B Term Loan Exposure of any Lender shall be equal to such Lender’s Tranche B Term Loan Commitment.

“Tranche B Term Loan Maturity Date” means the earlier of (i) the seventh anniversary of the Closing Date, and (ii) the date that all Tranche B Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Tranche B Term Loan Note” means a promissory note in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.

“Tranche C Term Loan” means a Tranche C Term Loan made by a Lender to Company pursuant to Section 2.1(a)(iii).

“Tranche C Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Tranche C Term Loan and “Tranche C Term Loan Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s Tranche C Term Loan Commitment, if any, is set forth on Appendix A-3 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms hereof.  The aggregate amount of the Tranche C Term Loan Commitments as of the Closing Date is $150,000,000.

“Tranche C Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche C Term Loans of such Lender; provided, at any time prior to the making of the Tranche C Term Loans, the Tranche C Term Loan Exposure of any Lender shall be equal to such Lender’s Tranche C Term Loan Commitment.

“Tranche C Term Loan Maturity Date” means the earlier of (i) the eighth anniversary of the Closing Date, and (ii) the date that all Tranche C Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Tranche C Term Loan Note” means a promissory note in the form of Exhibit B-3, as it may be amended, supplemented or otherwise modified from time to time.

“Transaction Costs” means the fees, costs and expenses payable by Holdings, Company or any of Company’s Subsidiaries no later than 180 days after the Closing Date in connection with the transactions contemplated by the Credit Documents and the Related Agreements.

“Type of Loan” means (i) with respect to either Term Loans or Revolving Loans,

a Base Rate Loan or a Eurodollar Rate Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“UCC Questionnaire” means a certificate in form satisfactory to the Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party.

“Unadjusted Eurodollar Rate Component” means that component of the interest costs to Company in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

“Waivable Mandatory Prepayment” as defined in Section 2.15(c).

1.2.  Accounting Terms.  Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.  Financial statements and other information required to be delivered by Holdings to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable).  Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize generally accepted GAAP accounting principles and policies in effect as of the Closing Date; provided that if, as a result of any change after the Closing Date in GAAP, any change in such accounting principles and policies used in the preparation of such financial statements occurs, then, following the request of the Company, or the Requisite Lenders, the parties hereto shall negotiate in good faith modifications to the definitions, covenants and other provisions of this Agreement relating to the financial covenant calculations required to be made under this Agreement in order to reflect the impact and the projected impact of such change on the consolidated financial position and results of operations of Holdings and its Subsidiaries.

1.3.  Interpretation, etc.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided.  The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2.                            LOANS AND LETTERS OF CREDIT

2.1.  Term Loans.

(a)                                  Loan Commitments.  Subject to the terms and conditions hereof,

(i)                                     each Lender severally agrees to make, on the Closing Date, a Tranche A Term Loan to Company in an amount equal to such Lender’s Tranche A Term Loan Commitment;

(ii)                                  each Lender severally agrees to make, on the Closing Date, a Tranche B Term Loan to Company in an amount equal to such Lender’s Tranche B Term Loan Commitment; and

(iii)                               each Lender severally agrees to make, on the Closing Date, a Tranche C Term Loan to Company in an amount equal to such Lender’s Tranche C Term Loan Commitment.

Company may make only one borrowing under each of the Tranche A Term Loan Commitments, Tranche B Term Loan Commitments and the Tranche C Term Loan Commitment which shall be on the Closing Date.  Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed.  Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loan shall be paid in full no later than the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date and the Tranche C Term Loan Maturity Date, respectively.  Each Lender’s Tranche A Term Loan Commitment, Tranche B Term Loan Commitment and Tranche C Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Tranche A Term Loan Commitment, Tranche B Term Loan Commitment and Tranche C Term Loan Commitment on such date.

(b)                                 Borrowing Mechanics for Term Loans.

(i)                                     Company shall deliver to Administrative Agent a fully executed and delivered Closing Date Certificate (which shall be deemed to be a Funding Notice with respect to the Term Loans for all purposes hereof) no later than the Closing Date.  Promptly upon receipt by Administrative Agent of such Certificate, Administrative Agent shall notify each Lender of the proposed borrowing.

(ii)                                  Each Lender shall make its Tranche A Term Loan, Tranche B Term Loan and/or Tranche C Term Loan, as the case may be, available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office.  Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loans available to Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent’s Principal Office or to such other account as may be designated in writing to Administrative Agent by Company.

2.2.  Revolving Loans.

(a)                                  Revolving Commitments.  During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to Company in the aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided, after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect.  Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period; provided further, in no event shall outstanding Revolving Loans plus the aggregate principal amount of outstanding Swing Line Loans exceed $100,000,000 at any time.  Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

(b)                                 Borrowing Mechanics for Revolving Loans.

(i)                                     Except pursuant to 2.4(d), Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $250,000, and Revolving Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $1,000,000.

(ii)                                  Whenever Company desires that Lenders make Revolving Loans, Company shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than noon (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan.  Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

(iii)                               Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided Administrative Agent shall have received such notice by noon (New York City time)) not later than 3:00 p.m. (New York City time) on the same day as Administrative Agent’s receipt of such Notice from Company.

(iv)                              Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent’s Principal Office.  Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Company at the Administrative Agent’s Principal Office or such other account as may be designated in writing to Administrative Agent by Company.

2.3.  Swing Line Loans.

(a)                                  Swing Line Loans Commitments.  During the Revolving Commitment Period, subject to the terms and conditions hereof, Swing Line Lender hereby agrees to make Swing Line Loans to Company in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided, after giving effect to the making of any Swing Line Loan, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect; provided further, in no event shall the aggregate principal amount of outstanding Revolving Loans plus the outstanding principal amount of Swing Line Loans exceed $100,000,000 at any time.  Amounts borrowed pursuant to this Section 2.3 may be repaid and reborrowed during the Revolving Commitment Period.  Swing Line Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Revolving Commitments shall be paid in full no later than such date.

(b)                                 Borrowing Mechanics for Swing Line Loans.

(i)                                     Swing Line Loans shall be made in an aggregate minimum amount of $250,000.

(ii)                                  Whenever Company desires that Swing Line Lender make a Swing Line Loan, Company shall deliver to Administrative Agent a Funding Notice no later than 1:00 p.m. (New York City time) on the proposed Credit Date.

(iii)                               Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 3:00 p.m.(New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent’s Principal Office.  Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Swing Line Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by Administrative Agent from Swing Line Lender to be credited to the account of Company at the

Administrative Agent’s Principal Office, or to such other account as may be designated in writing to Administrative Agent by Company.

(iv)                              With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to Section 2.13, Swing Line Lender may at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 11:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by Company) requesting that each Lender holding a Revolving Commitment make Revolving Loans that are Base Rate Loans to Company on such Credit Date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given which the Swing Line Lender requests Lenders to prepay.  Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders other than Swing Line Lender shall be immediately delivered by the Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender to Company, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender’s outstanding Revolving Loans to Company and shall be due under the Revolving Loan Note issued by Company to Swing Line Lender.  If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.17.

(v)                                 If for any reason Revolving Loans are not made pursuant to Section 2.3(b)(iv) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by Swing Line Lender, each Lender holding a Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon.  Upon one (1) Business Day’s notice from Swing Line Lender, each Lender holding a Revolving Commitment shall deliver to Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of Swing Line Lender. In order to evidence such participation each Lender holding a Revolving Commitment agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender.  In the event any Lender holding a Revolving Commitment fails to make available to Swing Line Lender the amount of such Lender’s participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

(vi)                              Notwithstanding anything contained herein to the contrary, (1) each Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, financial condition of any Credit Party; (D) any breach of this Agreement or any other Credit Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that Swing Line Lender believed in good faith that all conditions under Section 3.2 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or the satisfaction of any such condition not satisfied had been waived by Requisite Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; and (2) Swing Line Lender shall not be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of an Event of Default or (B) at a time when a Funding Default exists unless Swing Line Lender has entered into arrangements satisfactory to it and Company to eliminate Swing Line Lender’s risk with respect to the Defaulting Lender’s participation in such Swing Ling Loan.

2.4.  Issuance of Letters of Credit and Purchase of Participations Therein.

(a)                                  Letters of Credit.  During the Revolving Commitment Period, subject to the terms and conditions hereof, Issuing Bank agrees to issue Letters of Credit for the account of Company in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) each Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; (v) in no event shall any standby Letter of Credit have an expiration date later than the earlier of (1) the Revolving Commitment Termination Date and (2) unless otherwise agreed to by Issuing Bank the date which is one year from the date of issuance of such standby Letter of Credit; and (vi) in no event shall any commercial Letter of Credit (x) have an expiration date later than the earlier of (1) the Revolving Loan Commitment Termination Date and (2) unless otherwise agreed to by Issuing Bank the date which is 180 days from the date of issuance of such commercial Letter of Credit or (b) be issued if such commercial Letter of Credit is otherwise unacceptable to the Issuing Bank in its reasonable discretion.  Subject to the foregoing, Issuing Bank may agree that a standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each, unless Issuing Bank elects not to extend for any such additional period; provided, Issuing Bank shall not extend any such letter of credit if it has received written notice that an Event of Default has occurred and is continuing at the time Issuing Bank must elect to allow such extension; provided, further, in the event a Funding Default exists, Issuing Bank shall not be required to issue any Letter of Credit unless Issuing Bank has entered into arrangements satisfactory to it and Company to eliminate Issuing Bank’s risk with respect to the participation in Letters of Credit of the Defaulting Lender.

(b)                                 Notice of Issuance.  Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent and Issuing Bank an Issuance Notice no later than 12:00 p.m. (New York City time) at least three Business Days, or such shorter period as may be agreed to by Issuing Bank in any particular instance, in advance of the proposed date of issuance.  Upon satisfaction or waiver of the conditions set forth in Section 3.2, Issuing Bank shall issue the requested Letter of Credit only in accordance with Issuing Bank’s standard operating procedures.  Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, Issuing Bank shall promptly notify each Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.4(e).

(c)                                  Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments.  In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.  As between Company and Issuing Bank, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank, by the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank’s rights or powers hereunder.  Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of Issuing Bank to Company.  Notwithstanding anything to the contrary contained in this Section 2.4(c), Company shall retain any and all rights it may have against Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of Issuing Bank or Issuing Bank’s employees, affiliates, agents, officers or directors.

(d)                                 Reimbursement by Company of Amounts Drawn or Paid Under Letters of Credit.  In the event Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify Company and Administrative Agent, and Company shall reimburse Issuing Bank on or before the third Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and Issuing Bank prior to noon (New York City time) on the third Business Day immediately following the date on which such drawing is honored that Company intends to reimburse Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Funding Notice to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) irrespective of satisfaction or waiver of the conditions specified in Section 3.2, which conditions, for the purposes of repayment of amounts drawn on Letters of Credit to the Issuing Bank, Lenders irrevocably waive and Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse Issuing Bank, within five Business Days of demand in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received.  Nothing in this Section 2.4(d) shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.4(d).

(e)                                  Lenders’ Purchase of Participations in Letters of Credit.  Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder.  In the event that Company shall fail for any reason to reimburse Issuing Bank as provided in Section 2.4(d), Issuing Bank shall promptly notify each Lender of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Pro Rata Share of the Revolving Commitments.  Each Lender shall make available to Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Bank is located) after the date notified by Issuing Bank.  In the event that any Lender fails to make available to Issuing Bank on such business day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.4(e), Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Issuing Bank for the correction of errors among banks and thereafter at the Base Rate.  Nothing in this Section 2.4(e) shall be deemed to prejudice the right of any Lender to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this Section in the event that it is determined that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Bank.  In the event Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.4(e) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.4(e) with respect to such honored drawing such Lender’s Pro Rata Share of all payments subsequently received by Issuing Bank from Company in reimbursement of such honored drawing when such payments are received.  Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.

(f)                                    Obligations Absolute.  The obligation of Company to reimburse Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.4(d) and the obligations of Lenders under Section 2.4(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against Company, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, or financial condition of Holdings or any of its Subsidiaries; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question.

(g)                                 Indemnification.  Without duplication of any obligation of Company under Section 10.2 or 10.3, in addition to amounts payable as provided herein, Company hereby agrees to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses (other than lost profits) and out-of-pocket costs and expenses (including reasonable fees, expenses and disbursements of counsel which Issuing Bank actually incurs as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of Issuing Bank or (2) the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

2.5.  Pro Rata Shares; Availability of Funds.

(a)                                  Pro Rata Shares.  All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b)                                 Availability of Funds.  Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Credit Date.  If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate.  If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative

Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans.  Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

2.6.  Use of Proceeds.  The proceeds of the Term Loans and the Revolving Loans, if any, made on the Closing Date shall be applied by Company to finance the Acquisition and to pay related fees and expenses; provided, no more than $5,000,000 of Revolving Loans may be used for such purposes. The proceeds of the Revolving Loans, Swing Line Loans and Letters of Credit made after the Closing Date shall be applied by Company for working capital and general corporate purposes of Company and its Subsidiaries, including Permitted Acquisitions.  No portion of the proceeds of any Credit Extension shall be used in any manner that causes such Credit Extension or the application of such proceeds to violate any regulation of the Board of Governors of the Federal Reserve System including Regulation T, Regulation U or Regulation X, or to violate the Exchange Act.

2.7.  Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a)                                  Lenders’ Evidence of Debt.  Each Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof.  Any such recordation shall be presumptively correct, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Company’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b)                                 Register.  Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitments and Loans of each Lender from time to time (the “Register”).  The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.  Administrative Agent shall record in the Register the Revolving Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be presumptively correct, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Company’s Obligations in respect of any Loan.  Company hereby designates LCP to serve as Company’s agent solely for purposes of maintaining the Register as provided in this Section 2.7, and Company hereby agrees that, to the extent LCP serves in such capacity, LCP and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

(c)                                  Notes.  If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company’s receipt of such notice) a Note or Notes to evidence such Lender’s Tranche A Term Loan, Tranche B Term Loan, Tranche C Term Loan, Revolving Loans or Swing Line Loans, as the case may be.

2.8.  Interest on Loans.

(a)                                  Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i)                                     In the case of Loans, other than Swing Line Loans;

(1)                                  if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(2)                                  if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin; and

(ii)                                  In the case of Swing Line Loans at the Base Rate plus the Applicable Margin less the Applicable Revolving Commitment Fee Percentage.

(b)                                 The basis for determining the rate of interest with respect to any Loan (except a Swing Line Loan which can be made and maintained as Base Rate Loans only), and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, the Loans initially shall be made as Base Rate Loans or Eurodollar Rate Loans with an Interest Period of thirty days until the date which is the earlier of the date the primary syndication is completed and ninety days following the Closing Date ; provided further in the event that Company does not elect Base Rate during such period Company will pay all reasonable breakage costs actually incurred in connection with the syndication.  If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(c)                                  In connection with Eurodollar Rate Loans there shall be no more than fifteen Interest Periods outstanding at any time.  In the event Company fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or

Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan).  In the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month.  As soon as practicable after noon (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall be presumptively correct, absent manifest error) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

(d)                                 Interest payable pursuant to Section 2.8(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e)                                  Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

(f)                                    Company agrees to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Company at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (ii) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans.

(g)                                 Interest payable pursuant to Section 2.8(f) shall be computed on the basis of a 365 or 366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.  Promptly upon receipt by Issuing Bank of any payment of interest pursuant to Section 2.8(f), Issuing Bank shall distribute to each Lender, out of the interest received by Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit.  In the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.4(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company.

2.9.  Conversion/Continuation.

(a)                                  Subject to Section 2.18 and so long as no Event of Default shall have occurred and then be continuing, Company shall have the option:

(i)                                     to convert at any time all or any part of any Term Loan or Revolving Loan equal to $1,000,000 from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Company shall pay all amounts due under Section 2.18 in connection with any such conversion; or

(ii)                                  upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 as a Eurodollar Rate Loan.

(b)                                 The Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than noon (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan).  Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

2.10.  Default Interest.  Upon the occurrence and during the continuance of an Event of Default described in Section 8.1(a), to the extent permitted by applicable law, any interest or principal payments on the Loans or any fees or other amounts owed hereunder, in each case not paid when due whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, if such Event of Default is continuing, such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans.  Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

2.11.  Fees.

(a)                                  Company agrees to pay to Lenders having Revolving Exposure

(i)                                     commitment fees equal to (1) the average of the daily difference between (a) the Revolving Commitments, and (b) the sum of (x) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans) plus (y) the Letter of Credit Usage, times (2) the Applicable Revolving Commitment Fee Percentage; and

(ii)                                  letter of credit fees equal to (1) the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans, times (2) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination) less the amount of fees paid to Issuing Bank for the applicable period pursuant to Section 2.11(b)(i).

All fees referred to in this Section 2.11(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

(b)                                 Company agrees to pay directly to each Issuing Bank, for its own account, the following fees:

(i)                                     a fronting fee equal to 0.250%, per annum, times the average aggregate daily maximum amount available to be drawn under all Letters of Credit issued by such Issuing Bank(determined as of the close of business on any date of determination); and

(ii)                                  such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(c)                                  All fees referred to in Section 2.11(a) and 2.11(b)(i) shall be calculated on the basis of a 365/366 year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during the Revolving Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date.

(d)                                 In addition to any of the foregoing fees, Company agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.

2.12.  Scheduled Payments/Commitment Reductions.

(a)                                  Scheduled Installments.  The principal amounts of the Term Loans shall be repaid in consecutive quarterly installments (each, an “Installment”) in the aggregate amounts set forth below on the last day of each Fiscal Quarter (each, an “Installment Date”), commencing September 30, 2000:

Fiscal Quarter	Tranche A Term Loan Installments	Tranche B Term Loan Installments	Tranche C Term Loan Installments
September 30, 2000	$3,750,000	$500,000	$375,000
December 31, 2000	$3,750,000	$500,000	$375,000
March 31, 2001	$6,250,000	$500,000	$375,000
June 30, 2001	$6,250,000	$500,000	$375,000
September 30, 2001	$6,250,000	$500,000	$375,000
December 31, 2001	$6,250,000	$500,000	$375,000
March 31, 2002	$10,000,000	$500,000	$375,000
June 30, 2002	$10,000,000	$500,000	$375,000
September 30, 2002	$10,000,000	$500,000	$375,000
December 31, 2002	$10,000,000	$500,000	$375,000
March 31, 2003	$10,000,000	$500,000	$375,000
June 30, 2003	$10,000,000	$500,000	$375,000
September 30, 2003	$10,000,000	$500,000	$375,000
December 31, 2003	$10,000,000	$500,000	$375,000
March 31, 2004	$10,000,000	$500,000	$375,000
June 30, 2004	$10,000,000	$500,000	$375,000
September 30, 2004	$10,000,000	$500,000	$375,000
December 31, 2004	$10,000,000	$500,000	$375,000
March 31, 2005	$3,750,000	$500,000	$375,000
June 30, 2005	$3,750,000	$500,000	$375,000
September 30, 2005	$3,750,000	$22,500,000	$375,000
December 31, 2005	$3,750,000	$22,500,000	$375,000
March 31, 2006	$3,750,000	$22,500,000	$375,000
June 30, 2006	$3,750,000	$22,500,000	$375,000
September 30, 2006	—	$25,000,000	$375,000
December 31, 2006	—	$25,000,000	$375,000
March 31, 2007	—	$25,000,000	$375,000
June 30, 2007	—	$25,000,000	$375,000
September 30, 2007	—	—	$34,875,000
December 31, 2007	—	—	$34,875,000
March 31, 2008	—	—	$34,875,000
June 30, 2008	—	—	$34,875,000

Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans, the Tranche B Term Loans or Tranche C Term Loans, as the case may be, in accordance with Sections 2.13, 2.14 and 2.15, as applicable; and (y) the Tranche A Term Loans, the Tranche B Term Loans and Tranche C Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date and the Tranche C Term Loan Maturity Date, respectively.

2.13.                     Voluntary Prepayments/Commitment Reductions.

(a)                                  Voluntary Prepayments.

(i)                                     Any time and from time to time:

(1)                                  with respect to Base Rate Loans, Company may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $250,000;

(2)                                  with respect to Eurodollar Rate Loans, Company may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000; and

(3)                                  with respect to Swing Line Loans, Company may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $250,000.

(ii)                                  All such prepayments shall be made:

(1)                                  upon not less than one Business Day’s prior written or telephonic notice in the case of Base Rate Loans and Eurodollar;

(2)                                  upon written or telephonic notice on or before the date of prepayment, in the case of Swing Line Loans;

in each case given to Administrative Agent or Swing Line Lender, as applicable, by 1:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Term Loans or Revolving Loans, as the case may be, by telefacsimile or telephone to each Lender) or Swing Line Lender, as the case may be.  Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

(b)                                 Voluntary Commitment Reductions.

(i)                                     Company may, upon not less than one Business Days’ prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $1,000,000.

(ii)                                  Company’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Company’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

2.14.                     Mandatory Prepayments/Commitment Reductions.

(a)                                  Asset Sales.  No later than the fifth Business Day following the date of receipt by Holdings or any of its Domestic Subsidiaries of any Net Asset Sale Proceeds, Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Company shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds within three hundred sixty five days of receipt thereof in the business of Company and its Subsidiaries;

(b)                                 Insurance/Condemnation Proceeds.  No later than the fifth Business Day following the date of receipt by Holdings or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Company shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within three hundred sixty five days of receipt thereof in replacement assets;

(c)                                  Issuance of Equity Securities.  On the date of receipt by Holdings of any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, Holdings (other than any such capital contribution by or issuance made to Sponsor or any of its Affiliates or a Permitted Investor or the proceeds of which are used to finance Permitted Acquisitions or Capital Expenditures of Company and/or its Subsidiaries) Company shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to 50% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; provided, during any period in which (x) the Leverage Ratio (determined for any such period by reference to the most recent Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Leverage Ratio) shall be 2.00:1.00 or less and (y) the ratio of (i) Consolidated Total Debt plus the aggregate principal amount of outstanding Holding Notes to (ii) Consolidated Adjusted EBITDA for the four Fiscal Quarter period most recently ended is 3.0:1.0 or less, Company shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to 25% of such net proceeds.

(d)                                 Consolidated Excess Cash Flow.  In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year ending December 31, 2001), Company shall, no later than one hundred twenty days after the end of such Fiscal Year, prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow; provided, during any period in which (x) the Leverage Ratio (determined for any such period by reference to the most recent Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Leverage Ratio) shall be 2.00:1.00 or less and (y) the ratio of (i) Consolidated Total Debt plus the aggregate principal amount of outstanding Holding Notes to (ii) Consolidated Adjusted EBITDA for the four Fiscal Quarter period most recently ended is 3.0:1.0 or less, Company shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to 25% of such Consolidated Excess Cash Flow.

(e)                                  Revolving Loans and Swing Loans.  Company shall from time to time prepay first, the Swing Line Loans, and second, the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect.

(f)                                    Prepayment Certificate.  Concurrently with any prepayment of the Loans and/or reduction of the Revolving Commitments pursuant to Sections 2.14(a) through 2.14(d), Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be.  In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans and/or the Revolving Commitments shall be permanently reduced, as applicable, in an amount equal to such excess, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

2.15.                     Application of Prepayments/Reductions.

(a)                                  Application of Voluntary Prepayments by Type of Loans.  Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied as specified by Company in the applicable notice of prepayment; provided, in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

first, to repay outstanding Swing Line Loans to the full extent thereof;

second, to repay outstanding Revolving Loans to the full extent thereof; and

third, to prepay the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

Any prepayment of any Term Loan pursuant to Section 2.13(a) shall be further applied first, to remaining scheduled Installments with respect to such Term Loan for the immediately succeeding twelve-month period in the order of maturity thereof and second, to the extent of any portion of such prepayment amount remaining after such application, pro rata among remaining scheduled Installments on such Term Loan.

(b)                                 Application of Mandatory Prepayments by Type of Loans.  Any amount required to be paid pursuant to Sections 2.14(a) through 2.14(d) shall be applied first, to prepay the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied on a pro rata basis first, to remaining scheduled Installments on the Term Loans for the immediately succeeding twelve-month period in the order of maturity thereof and second, to the extent of any portion of such prepayment amount remaining after such application, pro rata among remaining scheduled Installments of principal on the Term Loans;

second, to prepay the Swing Line Loans to the full extent thereof and, in the case of prepayments made pursuant to Sections 2.14(a) and (b), to permanently reduce the Revolving Commitments by the amount of such prepayment;

third, to prepay the Revolving Loans to the full extent thereof and, in the case of prepayments made pursuant to Sections 2.14(a) and (b), to further permanently reduce the Revolving Commitments by the amount of such prepayment;

fourth, to prepay outstanding reimbursement obligations with respect to Letters of Credit and, in the case of prepayments made pursuant to Sections 2.14(a) and (b), to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment;

fifth, to cash collateralize Letters of Credit and, in the case of prepayments made pursuant to Sections 2.14(a) and (b), to further permanently reduce the Revolving Loan Commitments by the amount of such cash collateralization; and

sixth, in the case of prepayments made pursuant to Sections 2.14(a) and (b) to further permanently reduce the Revolving Commitments to the full extent thereof.

(c)                                  Waivable Mandatory Prepayment.  Anything contained herein to the contrary notwithstanding, so long as any Tranche A Term Loans are outstanding, in the event Company is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Tranche B Term Loans, or Tranche C Term Loans not less than three Business Days prior to the date (the “Required Prepayment Date”) on which Company is required to make such Waivable Mandatory Prepayment, Company shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Tranche B Term Loan, or Tranche C Term Loan of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount.  Each such Lender may exercise such option by giving written notice to Company and Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify Company and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option).  On the Required Prepayment Date, Company shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Tranche B Term Loans, and Tranche C Term Loans of such Lenders (which prepayment shall be applied to the scheduled Installments of principal of the Tranche B Term Loans, and Tranche C Term Loans in accordance with Section 2.15(b)), and (ii) in an amount equal to that portion of the Waivable Mandatory Prepayment otherwise payable to those Lenders that have elected to exercise such option, to prepay the Tranche A Term Loans (which prepayment shall be applied to the scheduled installments of principal of the Tranche A Term Loans in accordance with Section 2.15(b)).

(d)                                 Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans.  Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to Section 2.18(c).

2.16.                     General Provisions Regarding Payments.

(a)                                  All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Administrative Agent’s Principal Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

(b)                                 All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

(c)                                  Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

(d)                                 Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e)                                  Subject to the provisos set forth in the definition of “Interest Period”, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

(f)                                    Administrative Agent shall deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment.  Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day.  Administrative Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming.  Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a).  Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full.

(g)                                 If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 6.5 of the Pledge and Security Agreement.

2.17.                     Ratable Sharing.  Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.  Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

2.18.                     Making or Maintaining Eurodollar Rate Loans.

(a)                                  Inability to Determine Applicable Interest Rate.  In the event that Administrative Agent shall have determined (which determination shall be conclusive and binding upon all parties hereto, absent manifest error), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans must be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders (which it shall do promptly) that the circumstances giving rise to such notice no longer exist, and (ii) Company shall have the option to rescind any Funding Notice or Conversion/Continuation Notice given by Company with respect to the Loans in respect of which such determination was made.

(b)                                 Illegality or Impracticability of Eurodollar Rate Loans.  In the event that on any date any Lender shall have determined (which determination shall be conclusive and binding upon all parties hereto, absent manifest error but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market making Dollar deposits in the relevant amounts and for the relevant Interest Period unavailable in such market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender).  Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender (which it shall do promptly), (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender’s obligation to maintain its outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination.  Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender).  Except as provided in the immediately preceding sentence, nothing in this Section 2.18(b) shall affect the obligation of any Lender other than an

Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

(c)                                  Compensation for Breakage or Non-Commencement of Interest Periods.  Company shall compensate each Lender, within 30 days written request by such Lender (which request shall set forth the basis for requesting such amounts in reasonable detail), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender actually incurs: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company.

(d)                                 Booking of Eurodollar Rate Loans.  Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

2.19.                     Increased Costs; Capital Adequacy.

(a)                                  Compensation For Increased Costs and Taxes.  Subject to the provisions of Section 2.20 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(a)) shall determine in good faith that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case first made after the date hereof, or compliance by such Lender with any guideline, request or directive first issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to

Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall pay to such Lender, within 30 days after receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder.  Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)                                 Capital Adequacy Adjustment.  In the event that any Lender (which term shall include Issuing Bank for purposes of this Section  2.19(b)) shall have determined that the adoption, after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency in each case first made after the date hereof, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within thirty Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.20.                     Taxes; Withholding, etc.

(a)                                  Payments to Be Free and Clear.  All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

(b)                                 Withholding of Taxes.  If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender (which term shall include Issuing Bank for purposes of this Section 2.20(b)) under any of the Credit Documents: (i) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

(c)                                  Evidence of Exemption From U.S. Withholding Tax.  Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-US Lender”) shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents.  Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.20(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.  Company shall not be required to pay any additional amount to any Non-US Lender under Section 2.20(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.20(c), or (2) to notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.20(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.20(c) shall relieve Company of its obligation to pay any additional amounts pursuant to Section 2.19(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof first made after the date hereof or after the date such Person first became a Lender, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

2.21.                     Obligation to Mitigate.  Each Lender (which term shall include Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such

Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other reasonable measures, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its reasonable discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless Company agrees to pay all incremental and documented` expenses actually and reasonably incurred by such Lender as a result of utilizing such other office as described in clause (i) above.  A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.22.                     Defaulting Lenders.  Anything contained herein to the contrary notwithstanding, in the event that any Lender defaults (a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Revolving Loan or its portion of any unreimbursed payment under Section 2.3(b)(iv) or 2.4(e) (in each case, a “Defaulted Loan”), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender’s Revolving Commitment and outstanding Revolving Loans and such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the Revolving Commitment fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Revolving Commitment fee pursuant to Section 2.11 with respect to such Defaulting Lender’s Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Revolving Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting

Lender.  No Revolving Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.22, performance by Company of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.22.  The rights and remedies against a Defaulting Lender under this Section 2.22 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

2.23.                     Removal or Replacement of a Lender.  Anything contained herein to the contrary notwithstanding, in the event that: (a) any Lender (an “Increased-Cost Lender”) shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section  2.18, 2.19 or 2.20, the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to withdraw such notice within five Business Days after Company’s request for such withdrawal; or (b) any Lender shall become a Defaulting Lender, the Default Period for such Defaulting Lender shall remain in effect, and such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawing that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18(c), 2.19 or 2.20 or otherwise as if it were a prepayment; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, Company may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, Company shall have caused each outstanding Letter of Credit issued thereby to be cancelled or transferred to a new

Issuing Bank.  Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 3.  CONDITIONS PRECEDENT

3.1.                            Closing Date.  The obligation of any Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver, of the following conditions on or before the Closing Date:

(a)                                  Credit Documents.  Administrative Agent shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender.

(b)                                 Organizational Documents; Incumbency.  Administrative Agent shall have received (i) sufficient copies of each Organizational Document originally executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents and the Related Agreements to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date.

(c)                                  Organizational and Capital Structure.  The organizational structure and capital structure of Holdings and its Subsidiaries as of the Closing Date, shall be as set forth on Schedule 4.1.

(d)                                 Capitalization of Holdings and Company.  On or before the Closing Date:

(i)                                     Holdings shall have issued to Seller the Holdings Notes as contemplated by the Acquisition Agreement.

(ii)                                  Sponsor and/or its Affiliates and Permitted Investors shall have purchased common stock of Holdings for an aggregate cash purchase price of at least $172,000,000 and the proceeds thereof shall have been irrevocably committed in full to pay a portion of the cash purchase price to be paid in connection with the Acquisition.

(e)                                  Consummation of Acquisition.

As of the Closing Date:

(i) (1) All conditions to consummation of the Acquisition set forth in Article III of the Acquisition Agreement shall have been satisfied in all material respects or the fulfillment of any such material conditions shall have been waived with the consent of Syndication Agent and Administrative Agent, (2) the Acquisition shall have become effective in accordance with the terms of the Acquisition Agreement and (3) the aggregate cash consideration paid to Seller on the Closing Date in connection with the Acquisition shall not exceed $668,000,000.

(ii)                                  Syndication Agent and Administrative Agent shall have received a fully executed or conformed copy of each Related Agreement, together with copies of each of the opinions of counsel delivered to the parties under the Acquisition Agreement, authorizing or accompanied by a letter from each such counsel (to the extent not inconsistent with such counsel’s established internal policies) authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders.  Each Related Agreement shall be in full force and effect, and no provision thereof shall have been modified or waived in any manner materially adverse to Lenders, in each case without the consent of Syndication Agent and Administrative Agent.

(f)                                    Existing Indebtedness.  On the Closing Date, Holdings and its Subsidiaries shall have repaid in full all Indebtedness of Holdings and its Subsidiaries and the Acquired Business (other than Indebtedness described on Schedule 6.1).

(g)                                 Closing Date Certificate.  Holdings and Company shall have delivered to Syndication Agent and Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

(h)                                 Governmental Authorizations and Consents.  Each Credit Party shall have obtained all material Governmental Authorizations and all material consents of other Persons, in each case that are reasonably necessary in connection with the transactions contemplated by the Credit Documents and the Related Agreements and each of the foregoing shall be in full force and effect.  All applicable waiting periods shall have expired or been terminated without any action being taken by any competent authority which would restrain or prevent the material transactions contemplated by the Credit Documents or the Related Agreements or the financing thereof and (except as otherwise disclosed to the Agents) no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(i)                                     Real Estate Assets.  In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in certain Real Estate Assets, Collateral Agent shall have received from Company and each applicable Guarantor:

(i)                                     fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Estate Asset listed on Schedule 3.1(i) (each, a “Closing Date Mortgaged Property’’);

(ii)                                  an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

(iii)                               (a)                                  ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Collateral Agent (each, a “Title Policy”) with respect to each Closing Date Mortgaged Property, in amounts reasonably satisfactory to Collateral Agent and the Administrative Agent, together with a title report issued by a title company with respect thereto, dated not more than thirty (30) days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and (B) evidence satisfactory to Collateral Agent that such Credit Party has paid, or made arrangements to pay, to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Closing Date Mortgaged Property in the appropriate real estate records;

(iv)                              evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with and to the extent required by law or any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Collateral Agent; and

(j)                                     Personal Property Collateral.  In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, Collateral Agent shall have received:

(i)                                     evidence satisfactory to the Collateral Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents.

(ii)                                  evidence satisfactory to the Collateral Agent that it has a First Priority perfected security interest in all of the Collateral (except as otherwise contemplated by the Pledge and Security Agreement and Section 5.15 of this Agreement) subject to no Liens other than Permitted Liens.  Such evidence may include, but shall not be limited to, searches of appropriate UCC records, searches of the Patent and Trademark Office, searches of appropriate foreign records and duly executed UCC or other termination statements relating to the results of such searches.

(iii)                               A completed UCC Questionnaire dated as of the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of any Credit Party in the jurisdiction specified in the UCC Questionnaire, together with all attachments contemplated thereby, and (B) UCC termination statements (or similar documents confirming cancellation or repayment of obligations) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens);

(iv)                              evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation a Consent to Assignment by the counterparty to the material contracts identified on Schedule 3.1(j), unless otherwise indicated on such Schedule 3.1(j)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.

(k)                                  Environmental Reports.  Syndication Agent and Administrative Agent shall have received reports and other information, in form, scope and substance satisfactory to Syndication Agent and Administrative Agent, regarding environmental matters relating to the Facilities.

(l)                                     Financial Statements; Projections.  Lenders shall have received from Holdings (i) the Historical Financial Statements, (ii) pro forma consolidated balance sheets of Holdings and its Subsidiaries as at June 30, 2000, and reflecting the consummation of the Acquisition, the related financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, and (iii) the Projections.

(m)                               Evidence of Insurance.  Syndication Agent and Administrative Agent shall have received a certificate from Company’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect and that Administrative Agent, for the benefit of Lenders has been named as additional insured and loss payee thereunder to the extent required under Section 5.5.

(n)                                 Opinions of Counsel to Credit Parties.  Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Latham & Watkins, counsel for Credit Parties, in substantially the form of Exhibit D, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent.

(o)                                 Fees.  Company shall have paid to Syndication Agent and Administrative Agent the fees payable on the Closing Date referred to in Section 2.11(d).

(p)                                 Solvency Certificate.  On the Closing Date, Syndication Agent and Administrative Agent shall have received a Solvency Certificate from Company satisfactory to Syndication Agent and Administrative Agent, dated the Closing Date with appropriate attachments and demonstrating that after giving effect to the consummation of the Acquisition, Holdings and its Subsidiaries are and will be Solvent.

(q)                                 No Litigation.  There shall not exist any action, suit, investigation, litigation or proceeding, pending in any court or before any arbitrator or Governmental Authority that materially impairs the Acquisition or the financing thereof.

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

3.2.                            Conditions to Each Credit Extension.

(a)                                  Conditions Precedent.  The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i)                                     Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;

(ii)                                  after making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;

(iii)                               as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects only on and as of such earlier date;

(iv)                              as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; and

(v)                                 on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

(b)                                 Notices.  Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent.  In lieu of delivering a Notice, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance.  Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.

SECTION 4.                            REPRESENTATIONS AND WARRANTIES

In order to induce Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender and Issuing Bank, on the Closing Date and on each Credit Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the Acquisition as contemplated hereby):

4.1.                            Organization; Requisite Power and Authority; Qualification.  Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted (except where failure to have such power and authority would not reasonably be expected to have a Material Adverse Effect), to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect.

4.2.                            Capital Stock and Ownership.  The Capital Stock of each of Holdings and its

Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable.  Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Capital Stock of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Holdings or any of its Subsidiaries.  Schedule 4.2 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.

4.3.                            Due Authorization.  The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4.                            No Conflict.  The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries except to the extent such violation could not be reasonably expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any material Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

4.5.                            Governmental Consents.  The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except as otherwise set forth in the Acquisition Agreement, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date or as could not reasonably be expected to have a Material Adverse Effect.

4.6.                            Binding Obligation.  Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit

Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7.                            Historical Financial Statements.  Except as otherwise noted in the Historical Financial Statements and except that certain disclosure requirements of GAAP were not met, which noncompliance with GAAP would not materially impact the accuracy of any amounts shown on the Income Statements or Financial Statement, (a) the Financial Statement is complete and accurate and fairly presents in all material respects the assets and liabilities of the Acquired Business as of March 31,2000, and was prepared in accordance with GAAP; (b) the Income Statements are complete and accurate and fairly present in all material respects the results of the operations for all periods reflected therein and the Income Statements for the Fiscal Year ended December 31, 1999 and the Fiscal Quarter ended March 31, 2000, were prepared in accordance with GAAP; and (c) the unaudited statement of cash flows for the Fiscal Year ended December 31, 1999 is complete and accurate and fairly presents in all material respects the results of the cash flows for all periods reflected therein.  As of the Closing Date, neither Holdings nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto or otherwise disclosed in writing to Lenders on or before the Closing Date and which in any such case is material in relation to the business, operations, properties, assets, financial condition of Holdings and any of its Subsidiaries taken as a whole.

4.8.                            Projections.  On and as of the Closing Date, the Projections of Holdings and its Subsidiaries for the period Fiscal Year 2000 through and including Fiscal Year 2005 (the “Projections”) are based on good faith estimates and assumptions made by the management of Holdings; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material.

4.9.                            No Material Adverse Change.  Since March 31, 2000, no event or change has occurred that has caused or evidences, a Material Adverse Effect.

4.10.                     Adverse Proceedings, etc.  There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.  Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, or decrees, any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.11.                     Payment of Taxes.  Except as otherwise permitted under Section 5.3, all tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except any such taxes, assessments, fees and charges which are being diligently contested in good faith or the failure to pay could not reasonably be expected to have a Material Adverse Effect.

4.12.                     Certain Properties.

(a)                                  Title.  Except as set forth in Schedule 4.12 each of Holdings and its Subsidiaries has good, sufficient and legal title to all of their respective real property assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9.  Except as permitted by this Agreement, all such assets are free and clear of Liens.

(b)                                 Real Estate.  As of the Closing Date, Schedule 4.12 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all material amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment.

4.13.                     Environmental Matters.  Holdings and each of its Subsidiaries are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failure to be in compliance or to possess a permit or other governmental authorization would not reasonably be expected to have a Material Adverse Effect.  Neither Holdings nor any of its Subsidiaries are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  To each of Holdings’ and its Subsidiaries’ knowledge, there are, and have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  Compliance with all current and to the knowledge of Holdings and its Subsidiaries, reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  No event or condition is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate could reasonably be expected to have, a Material Adverse Effect.  To the knowledge of Holdings and its Subsidiaries, no liens in favor of any person arising from any Environmental Claim have been filed or attached to any of the Real Estate Assets

4.14.                     No Defaults.  Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, in each case except where the consequences, direct or indirect, of such default or defaults, if any, would reasonably be expected to have a Material Adverse Effect.

4.15.                     Certain Contracts.  The material contracts listed on Schedule 3.1(j) are in effect on the Closing Date, and except as described thereon, all such material contracts are in full force and effect and no default exists thereunder as of the Closing Date.

4.16.                     Governmental Regulation.  Neither Holdings nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.  Neither Holdings nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.17.                     Margin Stock.  Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

4.18.                     Employee Matters.  Neither the Company nor Holdings nor any of their Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect.  There is (a) no unfair labor practice complaint pending against the Company or Holdings or any of their Subsidiaries, or to the best knowledge of Holdings and the Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Company, Holdings or any of their Subsidiaries or to the best knowledge of Holdings and the Company, threatened against any of them, and (b) no strike or work stoppage in existence or threatened involving the Company, Holdings or any of their Subsidiaries that could reasonably be expected to have a Material Adverse Effect, (with respect to any matter specified in clause (a) or (b) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

4.19.                     Employee Benefit Plans.  The Company, Holdings, each of their Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except where such non-compliance or failure to perform would not reasonably be expected to have a Material Adverse Effect.  Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be so qualified or the Company, Holdings, any of their Subsidiaries or their respective ERISA Affiliates, as applicable, shall timely make all filings necessary to obtain such qualification.  No material liability to the PBGC (other than required premium payments which have been timely paid when due), the Internal Revenue Service, any Employee Benefit Plan or any Trust established under Title IV of ERISA has been or is expected to be incurred by the Company, Holdings, any of their Subsidiaries or any of their ERISA Affiliates.  No ERISA Event has occurred or is reasonably expected to occur.  Except for benefits required pursuant to the terms of the Employee Matters Agreement entered into as of June 9, 2000 by and between Seller and the Company (formerly known as VAC Acquisition Corp. II) (such benefits referred to as “Retiree Medical Benefits”) or to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Company, Holdings, any of their Subsidiaries or any of their respective ERISA Affiliates.  As of July 1, 2000, the estimated liabilities of the Retiree Medical Benefits is $409,300,000.  As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA, in the aggregate for all Pension Plans, does not exceed $0.  As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Company, Holdings, their Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $10,000,000.  The Company, Holdings, each of their Subsidiaries and each of their ERISA Affiliates have complied in all material respects with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

4.20.                     Solvency.  Each Credit Party is and, upon the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

4.21.                     Related Agreements.

(a)                                  Delivery.  Holdings and Company have delivered to Administrative Agent complete and correct copies of (i) each Related Agreement and of all exhibits and schedules thereto as of the date hereof and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver of each Related Agreement entered into after the date hereof.

(b)                                 Governmental Approvals.  All material Governmental Authorizations and all other authorizations, approvals and consents of any other Person required by the Related Agreements or to consummate the Acquisition have been obtained and are in full force and effect.

(c)                                  Conditions Precedent.  On the Closing Date, (i) all of the conditions to effecting or consummating the Acquisition set forth in the Related Agreements have been duly satisfied in all material respects or, with the consent of Administrative Agent and Syndication Agent, waived, and (ii) Acquisition has been consummated in accordance with the Related Agreements and all applicable laws.

4.22.                     Compliance with Statutes, etc.  Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.23.                     Disclosure.  No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or Company,) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.  Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings or Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.  As of the Closing Date neither Holdings nor Company has intentionally withheld, either individually or in the aggregate, any facts from the Agents in regard to any matters which could reasonably be expected to result in a Material Adverse Effect.

SECTION 5.  AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1.                            Financial Statements and Other Reports.  Holdings will deliver to Administrative Agent and Lenders:

(a)                                  Monthly Reports.  As soon as available, and in any event within thirty days after the end of each month ending after the Closing Date, a monthly management report for Company and its Subsidiaries;

(b)                                 Quarterly Financial Statements.  As soon as available, and in any event within forty five days after the end of each Fiscal Quarter of each Fiscal Year, the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification;

(c)                                  Annual Financial Statements.  As soon as available, and in any event within one hundred and twenty days after the end of each Fiscal Year, (i) the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of one of the five largest certified public accountants in the United States or other independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to Administrative Agent (which report shall have no disclosure as to going concern and which shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of the Credit Documents, (2)  that in making the examination nothing came to their attention that caused them to believe that Holdings and the Borrower were not in compliance with Section 6.8, and (3) that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof;

(d)                                 Compliance Certificate.  Together with each delivery of financial statements of

Holdings and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

(e)                                  Statements of Reconciliation after Change in Accounting Principles.  If, as a result of any change in accounting principles and policies under GAAP from those in use as of the Closing Date, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more a statements of reconciliation for all such prior financial statements during the last calendar year in form and substance reasonably satisfactory to Administrative Agent;

(f)                                    Notice of Default.  Promptly upon any senior officer of Holdings or Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default; or (ii) of the occurrence of any event or change that has caused or evidences a Material Adverse Effect, a certificate of its Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

(g)                                 Notice of Litigation.  Promptly upon any senior officer of Holdings or Company obtaining knowledge in writing of (i) the institution of any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) could be reasonably expected to have a Material Adverse Effect, written notice thereof together with such other information as may be reasonably available to Holdings or Company to enable Lenders to evaluate such matters;

(h)                                 ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the Company, Holdings, any of their Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) upon the request of the Administrative Agent, with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Company, Holdings, any of their Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by the Company, Holdings, any of their Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(i)                                     Financial Plan.  As soon as practicable and in any event no later than ninety days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for the lesser of (I) the next five years and (II) the remainder of the life of the Loans (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each Fiscal Year during such period, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for (x) each month of the immediately succeeding Fiscal Year, (y) each Fiscal Quarter for the next succeeding Fiscal Year and (z) and thereafter each Fiscal Year.

(j)                                     Information Regarding Collateral. (1) The Company will furnish to the Collateral Agent prompt written notice of any change (A) in any Credit Party’s corporate name, (B) in the location of any Credit Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral (other than real property and improvements and fixtures thereto) owned by it with a book value in excess of $1,000,000 is located (including the establishment of any such new office or facility), (C) in any Credit Party’s identity or corporate structure or (D) in any Credit Party’s Federal Taxpayer Identification Number.  In the event of a change referred to in the previous sentence, the Company agrees to make arrangements for all filings reasonably requested by Collateral Agent under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents.  The Company also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

(k)                                  Other Information.  (A) promptly after the sending or filing thereof, copies of (i) all reports, notices and proxy statements, registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (ii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries, and (B) such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent or by any Lender through the Administrative Agent.

5.2.                            Existence.  Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Credit Parties determines that the preservation thereof is no longer desirable in the conduct of the business of such Person or if the failure to preserve any such existence, right, franchise, licenses and permits would not reasonably be expected to have Material Adverse Effect.

5.3.                            Payment of Taxes and Claims.  Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes validly imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserve or other appropriate provision to the extent required in conformity with GAAP shall have been made therefor.  No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Holdings or any of its Subsidiaries).

5.4.                            Maintenance of Properties.  Each Credit Party will, and will cause each of its Subsidiaries to, consistent with historical practices, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the conduct of the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all necessary repairs, renewals and replacements thereof unless the applicable Credit Party determines in good faith that the maintenance of such property is no longer economically desirable or necessary to the conduct of its business.

5.5.                            Insurance.  Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.  Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses.  Each such policy of insurance shall (i) name Administrative Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent, on behalf of Lenders as the loss payee thereunder.

5.6.                            Inspections.  Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, that each Lender shall coordinate with Administrative Agent with respect to the frequency and timing of such visits and inspections so as to reasonably minimize the burden imposed on each Credit Party and its Subsidiaries.

5.7.                            Lenders Meetings.  Holdings and Company will, upon the request of Administrative Agent, Syndication Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year (or otherwise periodically as may be agreed to by Agents and Company) to be held at Company’s corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

5.8.                            Compliance with Laws.  Each Credit Party will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.9.                            Environmental.

(a)                                  Environmental Disclosure.  Company will deliver to Administrative Agent and Lenders:

(i)                                     as soon as practicable following receipt thereof, copies of all non-privileged environmental audits, investigations, analyses and reports, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

(ii)                                  promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws that could reasonably be expected to have individually or in the aggregate a Material Adverse Effect, (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, (3) the failure of an indemnitor to comply with its environmental indemnity obligations in a manner that has the reasonable possibility of resulting in a Material Adverse Effect and (4) Holdings or Company’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could reasonably be expected to result in a Material Adverse Effect under or as a result of any Environmental Laws;

(iii)                               as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency that could reasonably be expected to have individually or in the aggregate a Material Adverse Effect, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that could reasonably be expected to have individually or in the aggregate a Material Adverse Effect;

(iv)                              prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to (A) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its Subsidiaries to any additional material obligations or material requirements under any Environmental Laws; and

(v)                                 with reasonable promptness, such other non-privileged documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

(b)                                 Hazardous Materials Activities, Etc.  Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10.                     Subsidiaries.  In the event that any Person becomes a Domestic Subsidiary of Company, Company shall (a) promptly cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b), 3.1(i) (with respect to any Material Real Estate Asset) and 3.1(j), and, to the extent reasonably requested by Collateral Agent, 3.1(k) and 3.1(n).  In the event that any Person becomes a Foreign Subsidiary of Company, and the ownership interests of such Foreign Subsidiary are owned by Company or by any Domestic Subsidiary thereof, Company shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), and Company shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 3.1(j)(i) necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in such ownership interests.  With respect to each such Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof.

5.11.                     Additional Material Real Estate Assets.  In the event that any Credit Party acquires a Material Real Estate Asset, and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then at the request of Administrative Agent, such Credit Party, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Sections 3.1(i), 3.1(j) and 5.14 and, to the extent reasonably requested by Collateral Agent after consultation with the Company, 3.1(k) and, if applicable, Company and its Subsidiaries shall use its commercially reasonable and diligent efforts for a period of no longer than ninety days to obtain a Landlord Personal Property Collateral Access Agreement, with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets; provided that with respect to Material Real Estate Assets that are Leasehold Properties, Company and its Subsidiaries shall be required to use commercially reasonable and diligent efforts for a period of no longer than ninety days, to obtain a Landlord Consent and Estoppel with respect thereto and to provide a perfected First Priority security interest with respect thereto.

5.12.                     Interest Rate Protection.  No later than ninety days following the Closing Date Company shall acquire and maintain in effect during the term thereof one or more Interest Rate Agreements for a term of not less than three years and otherwise in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent, which Interest Rate Agreements shall effectively limit the Unadjusted Eurodollar Rate Component of the interest costs to Company with respect to an aggregate notional principal amount of not less than 50% of the aggregate principal amount of the Term Loans outstanding from time to time (based on the assumption that such notional principal amount was a Eurodollar Rate Loan with an Interest Period of three months) to a rate not greater than 9.5 % per annum.

5.13.                     Further Assurances.  At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Holdings, and its Subsidiaries and all of the outstanding Capital Stock of Company and its Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries and other assets specifically excluded as Collateral).

5.14.                     Post Closing Real Estate Obligations

(a)                                  Company will, for a period of no longer than ninety days following the Closing Date, use commercially reasonable and diligent efforts to obtain and deliver to Collateral Agent a Landlord Consent and Estoppel with respect to each of the Leasehold Properties listed on Schedule 5.14(a).

(b)                                 With respect to each of the Leasehold Properties listed on Schedule 5.14(a) for which Company has obtained a Landlord Consent and Waiver, Company shall, within thirty (30) days after receipt of any such Landlord Consent and Estoppel, deliver to Collateral Agent:

(i)                                     fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each such Leasehold Property (each, a “Post Closing Date Mortgaged Property’’);

(ii)                                  an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each state in which a Post Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

(iii)                               (1) a Landlord Consent and Estoppel and  (2) evidence that such Leasehold Property is a Recorded Leasehold Interest;

(iv)                              (a) a Title Policy with respect to each Post Closing Date Mortgaged Property, in amounts reasonably satisfactory to Collateral Agent, together with a title report issued by a title company with respect thereto, dated not more than thirty days prior to the closing date of any such Mortgage, and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and (B) evidence satisfactory to Collateral Agent that such Credit Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Post Closing Date Mortgaged Property in the appropriate real estate records; and

(v)                                 evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with and to the extent required by law or any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Collateral Agent.

(c)                                  Company will, within sixty days following the Closing Date, deliver to Collateral Agent ALTA surveys of all Closing Date Mortgaged Properties, certified to Collateral Agent and dated not earlier than the Closing Date.

5.15.                     Post Closing Personal Property Collateral Obligations.  To the extent not consummated prior to the Closing Date, the Company shall, promptly after the Closing Date, (i) consummate the transfer of all intellectual property rights pursuant to the Acquisition Agreement and the Intellectual Property Agreement and (ii) take all necessary actions required by Section 3.1(j) in order to create, in favor of the Collateral Agent, a First Priority perfected security interest in such intellectual property Collateral to the extent required by the Pledge and Security Agreement.

SECTION 6.  NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1.                            Indebtedness.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a)                                  the Obligations;

(b)                                 Indebtedness of any Guarantor Subsidiary to Company or to any other Guarantor Subsidiary, or of Company to any Guarantor Subsidiary; provided, (i) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Administrative Agent, and (iii) any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

(c)                                  Holdings may incur Indebtedness with respect to the Holdings Notes;

(d)                                 Indebtedness incurred by Holdings, Company or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Company or any such Subsidiary pursuant to such agreements, in connection with the Acquisition, Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries;

(e)                                  Holdings or Company may become and remain liable with respect to Permitted Seller Notes issued as consideration in Permitted Acquisitions; provided that (i) the aggregate principal amount of Permitted Seller Notes outstanding at anytime shall not exceed $20,000,000 and (ii) the aggregate principal amount of Permitted Seller Notes outstanding at any time with respect to which Company is the obligor shall not exceed $10,000,000;

(f)                                    A Subsidiary acquired pursuant to a Permitted Acquisition may become or remain liable with respect to Indebtedness of such Subsidiary of Company existing at the time of acquisition by Company or its Subsidiary of such Subsidiary or assets obtained pursuant to a Permitted Acquisition; provided that (i) such Indebtedness was not incurred in connection with or in anticipation of such Permitted Acquisition, and (ii) the aggregate principal amount of all such indebtedness does not exceed $10,000,000;

(g)                                 Indebtedness incurred by Holdings, Company or its Subsidiaries which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(h)                                 Indebtedness incurred by Holdings, Company or its Subsidiaries in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(i)                                     guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holdings, Company and its Subsidiaries;

(j)                                     Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the

Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced or (C) be incurred, created or assumed if any Event of Default has occurred and is continuing or would result therefrom;

(k)                                  Indebtedness with respect to Capital Leases in an aggregate amount not to exceed at any time $10,000,000;

(l)                                     Indebtedness incurred by Company with respect to Hedge Agreements;

(m)                               purchase money Indebtedness incurred by Company or its Subsidiaries in an aggregate amount not to exceed at any time $15,000,000 (less the amount of indebtedness outstanding under Subsection 6.1(k) above); provided, any such Indebtedness shall be secured only to the asset acquired in connection with the incurrence of such Indebtedness or proceeds thereof; and

(n)                                 other unsecured Indebtedness of Company and its Subsidiaries, in an aggregate amount not to exceed at any time $15,000,000.

6.2.                            Liens.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

(a)                                  Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

(b)                                 Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(c)                                  statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d)                                 Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e)                                  easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

(f)                                    any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(g)                                 Liens solely on any cash earnest money deposits made by Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h)                                 Purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases for personal property entered into in the ordinary course of business;

(i)                                     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)                                     any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k)                                  licenses of patents, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Company or such Subsidiary;

(l)                                     Liens described in Schedule 6.2 or on a title report delivered pursuant to Section 3.1(i);

(m)                               Liens securing Indebtedness permitted pursuant to 6.1(m); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds thereof;

(n)                                 liens on assets acquired pursuant to a Permitted Acquisition securing Indebtedness permitted under Section 6.1(f) so long as such Liens were not created in anticipation of such Permitted Acquisition; and

(o)                                 any land use restrictions consistent with the terms of Section 9.8(g) of the Acquisition Agreement

6.3.                            Equitable Lien.  If any Credit Party or any of its Subsidiaries shall create or assume any security interest or lien to secure Indebtedness for Borrowed Money upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.

6.4.                            No Further Negative Pledges.  Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale and (b) restrictions by reason of customary provisions contained in leases, licenses, government contracts and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

6.5.                            Restricted Junior Payments.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except that (a) (i) Holdings may make regularly scheduled payments of interest in respect of the Holdings Notes in accordance with the terms of, and only to the extent required by, the agreement or instruments pursuant to which the Holdings Notes was issued and (ii) Company may make Restricted Junior Payments to Holdings to the extent necessary to permit Holdings to discharge the consolidated tax liabilities of Holdings and its Subsidiaries, so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose, (b) so long as no Event of Default under Section 8.1(a) shall have occurred and be continuing or shall be caused thereby, Company may make Restricted Junior Payments to Holdings (i) sufficient to make scheduled payments of interest on the Holdings Notes then due and owing; provided that, no such Restricted Junior Payment may be made unless after giving effect to such payment, (A) the Leverage Ratio does not exceed 2.0:1.0 and (B) the ratio of (I) Consolidated Total Debt plus the aggregate principal amount of outstanding Holdings Notes to (II) Consolidated Adjusted EBITDA for the four Fiscal Quarter period most recently ended shall not exceed 3.00:1.00, (c) Company may make Restricted Junior Payments to Holdings to make payments under the Management Agreement and Holdings or Company may make payments in accordance with the terms of the Management Agreement; (d) Holdings or Company may make Restricted Junior Payments in an aggregate amount not to exceed $3,500,000 in any Fiscal Year to the extent necessary to make repurchases of Securities (and options or warrants to purchase such Securities) of Holdings from employees (i) upon termination (including by reason of death, disability or retirement) of such employees or (ii) pursuant to a contractual obligation of Holdings or Company, (e) Company may make Restricted Junior Payments to Holdings to the extent necessary to permit Holdings to pay reasonable accounting, legal, SEC related, and similar fees, expenses and costs, expenses and indemnities payments to directors or members of board of managers of Holdings, and (f)  Company and Holdings may make Restricted Junior Payments to the extent necessary to accomplish the payment of the Transaction Costs.

6.6.                            Restrictions on Subsidiary Distributions.  Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Company or any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company other than restrictions (i) in agreements evidencing Indebtedness permitted by Sections 6.1(f) and 6.1(l) that impose restrictions on the property so acquired and proceeds thereof and (ii) by reason of customary provisions contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement.

6.7.                            Investments.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

(a)                                  Cash and Cash Equivalents;

(b)                                 equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in Company or wholly-owned Domestic Subsidiaries of Company;

(c)                                  Investments (i) in accounts receivable arising and trade credit granted in the ordinary course of business and in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Holdings and its Subsidiaries;

(d)                                 intercompany loans to the extent permitted under Section 6.1(b);

(e)                                  Consolidated Capital Expenditures permitted by Section 6.8(d);

(f)                                    loans and advances to employees of Holdings and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $5,000,000 in the aggregate;

(g)                                 Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.9;

(h)                                 Investments described in Schedule 6.7; and

(i)                                     other Investments in an aggregate amount not to exceed at any time $10,000,000.

(j)                                     loans to officers of Holdings and its Subsidiaries to be used to purchase stock, or options on the stock, of Holdings provided that the proceeds of such loans are reinvested in the Company;

(k)                                  Investments received in connection with Permitted Asset Sales in an aggregate amount not to exceed at any time 25% of the aggregate consideration for such Permitted Asset Sales; and

(l)                                     Investments in joint ventures, foreign Subsidiaries in an aggregate amount not to exceed $15,000,000 plus the amount of cash dividends or other returns received by Credit Parties from such Investments.

6.8.                            Financial Covenants.

(a)                                  Interest Coverage Ratio.  Holdings shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2000, to be less than the correlative ratio indicated:

Fiscal Quarter	Interest Coverage Ratio
September 30, 2000	2.00:1.00
December 31, 2000	2.00:1.00
March 31, 2001	2.00:1.00
June 30, 2001	2.00:1.00
September 30, 2001	2.50:1.00
December 31, 2001	2.50:1.00
March 31, 2002	2.50:1.00
June 30, 2002	2.50:1.00
September 30, 2002	3.00:1.00
December 31, 2002	3.00:1.00
March 31, 2003	3.50:1.00
June 30, 2003	3.50:1.00
September 30, 2003	3.50:1.00
December 31, 2003	3.50:1.00
March 31, 2004 and thereafter	3.00:1.00

(b)                                 Fixed Charge Coverage Ratio.  Holdings shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2000, to be less than the correlative ratio indicated:

Fiscal Quarter	Fixed Charge Coverage Ratio
September 30, 2000	1.00:1.00
December 31, 2000	1.00:1.00
March 31, 2001	1.00:1.00
June 30, 2001	1.00:1.00
September 30, 2001	1.00:1.00
December 31, 2001	1.00:1.00
March 31, 2002	1.00:1.00
June 30, 2002	1.00:1.00
September 30, 2002	1.00:1.00
December 31, 2002	1.00:1.00
March 31, 2003	1.10:1.00
June 30, 2003	1.10:1.00
September 30, 2003	1.10:1.00
December 31, 2003	1.10:1.00
March 31, 2004	1.10:1.00
June 30, 2004	1.10:1.00
September 30, 2004	1.10:1.00
December 31, 2004	1.10:1.00
March 31, 2005	0.80:1.00
June 30, 2005	0.80:1.00
September 30, 2005	0.80:1.00
December 31, 2005	0.80:1.00
March 31, 2006	0.80:1.00
June 30, 2006	0.80:1.00
September 30, 2006	0.80:1.00
December 31, 2006	0.80:1.00
March 31, 2007	0.70:1.00
June 30, 2007	0.70:1.00
September 30, 2007 and thereafter	0.70:1.00

(c)                                  Leverage Ratio.  Holdings shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2000, to exceed the correlative ratio indicated:

Fiscal Quarter	Leverage Ratio
September 30, 2000	4.50:1.00
December 31, 2000	4.50:1.00
March 31, 2001	4.50:1.00
June 30, 2001	4.50:1.00
September 30, 2001	4.00:1.00
December 31, 2001	4.00:1.00
March 31, 2002	3.50:1.00
June 30, 2002	3.50:1.00
September 30, 2002	3.00:1.00
December 31, 2002	3.00:1.00
March 31, 2003 and thereafter	2.50:1.00

(d)                                 Maximum Consolidated Capital Expenditures.  Holdings shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount for Holdings and its Subsidiaries in excess of the corresponding amount set forth below opposite such Fiscal Year (each such amount, the “Maximum Scheduled Amount”):

Fiscal Year	Consolidated Capital Expenditures
July 1, 2000 to December 31, 2000	$30,000,000
2001	$54,000,000
2002	$42,000,000
2003	$46,000,000
2004	$45,000,000
2005	$45,000,000
2006	$38,000,000
2007	$38,000,000

; provided that any portion of the Maximum Scheduled Amount for a Fiscal Year not expended during such Fiscal Year (a “Rollover Amount”) may be expended in one or more subsequent years; provided further, that the aggregate of all Rollover Amounts expended in any Fiscal Year may not exceed 50% of the Maximum Scheduled Amount for such Fiscal Year.

(e)                                  Certain Calculations.  With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenants set forth in this Section 6.8, Consolidated Adjusted EBITDA and the components of Consolidated Fixed Charges shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Holdings) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Holdings and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

6.9.                            Fundamental Changes; Disposition of Assets; Acquisitions.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a)                                  any Subsidiary of Holdings may be merged with or into Company or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor Subsidiary; provided, in the case of such a merger, Company or such Guarantor Subsidiary, as applicable shall be the continuing or surviving Person;

(b)                                 sales or other dispositions of assets that do not constitute Asset Sales;

(c)                                  Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) (i) are less than $10,000,000 with respect to any single Asset Sale or series of related Asset Sales, (ii) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than $25,000,000 and (iii) $40,000,000 in the aggregate during the term of this Agreement; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Company (or similar governing body) if in excess of $8,000,000), (2) no less than 75% of the consideration therefor shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.14(a);

(d)                                 Permitted Acquisitions, the consideration for which constitutes (i) less than $25,000,000 in the aggregate in any Fiscal Year, and (ii) less than $50,000,000 in the aggregate during the term of this Agreement; provided that, if and so long as the Leverage Ratio is less than 3.5:1.0 calculated on a pro forma basis in accordance with Section 6.8 giving effect to such Permitted Acquisition(s), the limits set forth in (i) and (ii) above shall be increased to $50,000,000 and $100,000,000 respectively; and

(e)                                  Investments made in accordance with Section 6.7.

6.10.                     Disposal of Subsidiary Interests.  Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

6.11.                     Sales and Lease-Backs.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease.

6.12.                     Transactions with Shareholders and Affiliates.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 15% or more of any class of Capital Stock of Holdings or any of its Subsidiaries or with any Affiliate of Holdings or of any such holder, on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Company and any Guarantor Subsidiary; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Holdings and its Subsidiaries; (c) compensation arrangements for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business; (d) management and other fees and expense reimbursements payable to Sponsor and its Affiliates pursuant to the Management Agreement and (e) transactions described in Schedule 6.12.

6.13.                     Conduct of Business.  From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date and similar or related businesses and reasonable extensions thereof and (ii) such other lines of business as may be consented to by Requisite Lenders.

6.14.                     Permitted Activities of Holdings.  Notwithstanding anything to the contrary contained herein, Holdings shall not (a) except as expressly permitted under Section 6.1, incur, directly or indirectly, any Indebtedness other than the Indebtedness and obligations under the Related Agreements; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (c) engage in any business or activity or own any assets other than (i) holding 100% of the Capital Stock of Company and activities reasonably related thereto, (ii) performing its obligations and activities incidental thereto under the Credit Documents, and to the extent not inconsistent therewith, the Related Agreements; and (iii) making Restricted Junior Payments, Investments and Permitted Acquisitions to the extent permitted by this Agreement; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Capital Stock of any of its Subsidiaries; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than Company; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

6.15.                     Amendments of Acquisition Agreement.  No Credit Party shall nor shall it permit any of its Subsidiaries to, agree to any material amendment, restatement, supplement or other modification to any of its material rights under the Acquisition Agreement after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification.

6.16.                     Amendments or Waivers with respect to Subordinated Indebtedness.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Permitted Seller Note or the Holdings Notes, or make any payment consistent with an amendment thereof or change thereto without such amendment or change being approved in accordance with the provisions of this Agreement, if the effect of such amendment or change is to increase the interest rate on such Permitted Seller Note or the Holdings Notes, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Permitted Seller Note or the Holdings Notes (or a trustee or other representative on their behalf) which would be adverse to any Lender, in each case without the prior written concurrence of the Administrative Agent.

6.17.                     Fiscal Year.  No Credit Party shall, nor shall it permit any of its Subsidiaries to Fiscal Year-end from December 31.

SECTION 7.  GUARANTY

7.1.                            Guaranty of the Obligations.  Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

7.2.                            Contribution by Guarantors.  (a) All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty that exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor’s Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date.  “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed.  “Fair Share Shortfall” means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor.  “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor.  “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor.  The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.  Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

(b)  Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth herein, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under this Section 7.2.

7.3.                            Payment by Guarantors.  Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.  § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company’s becoming the subject of a case under the Bankruptcy code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then due and owing to Beneficiaries as aforesaid.

7.4.                            Liability of Guarantors Absolute.  Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows, subject in each case to section 7.2.

(a)                                  this Guaranty is a guaranty of payment when due and not of collectability.  This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)                                 Administrative Agent may enforce this Guaranty upon the actual occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

(c)                                  the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

(d)                                 payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid.  Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e)                                  any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

(f)                                    this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5.                            Waivers by Guarantors.  Each Guarantor hereby waives, for the benefit of Beneficiaries:  (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6.                            Guarantors’ Rights of Subrogation, Contribution, etc.  Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary.  In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2.  Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor.  If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7.                            Subordination of Other Obligations.  Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8.                            Continuing Guaranty.  This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled.  Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9.                            Authority of Guarantors or Company.  It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10.                     Financial Condition of Company.  Any Credit Extension may be made to Company or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be.  No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Company.  Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations.  Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

7.11.                     Bankruptcy, etc.  (a)  So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor.  The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)                                 Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are

Guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations.  Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)                                  In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12.                     Discharge of Guaranty Upon Sale of Guarantor.  If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

SECTION 8.  EVENTS OF DEFAULT

8.1.                            Events of Default.  If any one or more of the following conditions or events shall occur:

(a)                                  Failure to Make Payments When Due.  Failure by Company to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) within three Business Days after the date when due any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five Business Days after the date due; or

(b)                                 Default in Other Agreements.  (i)  Failure of any Credit Party to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness for Borrowed Money (other than Indebtedness for Borrowed Money referred to in Section 8.1(a)) in an individual or aggregate amount of  $10,000,000 or more beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness for Borrowed Money in the individual or aggregate principal amount referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c)                                  Breach of Certain Covenants.  Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.6, Section 5.2 (with respect to existence) or Section 6; or

(d)                                 Breach of Representations, etc.  Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e)                                  Other Defaults Under Credit Documents.  Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived (y) within five days in the case of a default under Section 5.1(f) and (z) otherwise, within thirty (30) days after receipt by Company of notice from Administrative Agent or Required Lenders of such default; or

(f)                                    Involuntary Bankruptcy; Appointment of Receiver, etc.  (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Credit Party in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed within thirty days; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Credit Party under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party, and any such event described in this clause Section 8.1(f)(ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g)                                 Voluntary Bankruptcy; Appointment of Receiver, etc.  (i) Any Credit Party shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Credit

Party shall make any assignment for the benefit of creditors; or (ii) any Credit Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Credit Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h)                                 Judgments and Attachments.  Any money judgment, writ or warrant of attachment or similar process involving individually or in the aggregate an amount in excess of $10,000,000 (to the extent not adequately covered by insurance) shall be entered or filed against a Credit Party or any of material portion of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i)                                     Dissolution.  Any order, judgment or decree shall be entered against any Credit Party decreeing its involuntary dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of sixty days; or

(j)                                     Employee Benefit Plans.  There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of the Company, Holdings, any of their Subsidiaries or any of their respective ERISA Affiliates in excess of $10,000,000 during the term hereof; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans that in the determination of the Administrative Agent could reasonably be expected to have a Material Adverse Effect; or

(k)                                  Change of Control.  A Change of Control shall occur; or

(l)                                     Guaranties, Collateral Documents and other Credit Documents.  At any time after the execution and delivery and prior to termination in accordance with its terms thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party; or

(m)                               Equity Purchases.  Within one hundred and twenty (120) days after the Closing Date, Sponsor and/or its Affiliates and Permitted Investors shall have failed to purchase additional common stock of Holdings in an amount sufficient to make the total aggregate cash purchase price of all common stock of Holdings purchased at least $175,000,000;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.3(b)(iv) or Section 2.4(e); (C) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) Administrative Agent may direct Company to pay (and Company hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 8.1(f) and (g) to pay) to Administrative Agent such additional amounts of cash, to be held as security for Company’s reimbursement Obligations in respect of Letters of Credit then outstanding, equal to the Letter of Credit Usage at such time.

SECTION 9.  AGENTS

9.1.                            Appointment of Agents.  GSCP and LBI are hereby appointed Joint Arrangers and Joint Book Managers hereunder, and each Lender hereby authorizes Joint Arrangers and Joint Book Managers to act as its agents in accordance with the terms hereof and the other Credit Documents. LCP is hereby appointed Collateral Agent and Administrative Agent hereunder, and each Lender hereby authorizes Collateral Agent and Administrative Agent to act as its agents in accordance with the terms hereof and the other Credit Documents.  GSCP is hereby appointed Syndication Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms hereof and the other Credit Documents.  Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable.  The provisions of this Section 9 are solely for the benefit of Agents and Lenders and, except as set forth under Section 9.7, no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof.  In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries.  Each of Agent without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates.  As of the Closing Date, all the respective obligations of GSCP and LBI, in their capacity as Joint Arrangers and Joint Book Managers, and GSCP, in its capacity as Syndication Agent, shall terminate.

9.2.                            Powers and Duties.  Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents.  Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

9.3.                            General Immunity.

(a)                                  No Responsibility for Certain Matters.  No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any of Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default.  Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

(b)                                 Exculpatory Provisions.  No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct.  Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions.  Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

9.4.                            Agents Entitled to Act as Lender.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder.  With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.  Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

9.5.                            Lenders’ Representations, Warranties and Acknowledgment.

(a)                                  Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries.  No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b)                                 Each Lender, by delivering its signature page to this Agreement and funding its Tranche A Term Loan, Tranche B Term Loan and/or a Revolving Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

9.6.                            Right to Indemnity.  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any

Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out hereof or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct.  If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.7.                            Successor Administrative Agent and Swing Line Lender.  Administrative Agent may resign at any time by giving thirty days’ prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders.  Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, to appoint a successor Administrative Agent which appointment shall be subject to the prior written approval of the Company (which shall not be unreasonably withheld)).  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder.  After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.  Any resignation or removal of Administrative Agent pursuant to this Section shall also constitute the resignation or removal of LCP or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become a successor

Swing Line Lender for all purposes hereunder.  In such event (a) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (b) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Company for cancellation, and (c) Company shall issue, if so requested by Successor Administrative Agent and Swing Line Loan Lender, a new Swing Line Note to the successor Administrative Agent and Swing Line Lender, in the principal amount of the Swing Line Loan Sublimit then in effect and with other appropriate insertions.

9.8.                            Collateral Documents and Guaranty.

(a)                                  Agents under Collateral Documents and Guaranty.  Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents.  Subject to Section 10.5, without further written consent or authorization from Lenders, each of Administrative Agent and Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.13 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

(b)                                 Right to Realize on Collateral and Enforce Guaranty.  Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, Administrative Agent, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof, and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

SECTION 10.  MISCELLANEOUS

10.1.                     Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, a Lead Arranger, Syndication Agent, Collateral Agent, Administrative Agent, Swing Line Lender or Issuing Bank, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing.  Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given on the date of receipt.

10.2.                     Expenses.  Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly, after its receipt of a written invoice therefor: (a) all the actual and reasonable out-of-pocket costs and expenses of the Agents with respect to preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; (b) all the costs of furnishing all opinions by counsel for Company and the other Credit Parties as may be required under the Credit Documents; (c) the reasonable fees, expenses and disbursements of counsel to Agents (in each case including, without limitation, the reasonable fees and expenses of legal counsel (with one counsel for all Agents other than during the continuance of an Event of Default) and solvency experts (with respect to solvency experts, on the Closing Date only)) in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all the actual out-of-pocket costs and reasonable expenses of the Administrative Agent and the Collateral Agent with respect to creating and perfecting Liens in favor of Collateral Agent, for the benefit of Lenders pursuant hereto and in connection with the custody, continued perfection or preservation of any of the Collateral, including filing, registration and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each such Agent; (e) all other actual and reasonable out-of-pocket costs and expenses incurred by each Agent, within one hundred and eighty (180) days after the Closing Date, in connection with the primary syndication of the Loans and Commitments; and (f) after the occurrence and during the continuance of an Event of Default, all out-of-pocket costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by any Agent or any Lender in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents (i) by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

10.3.                     Indemnity.  In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (with one counsel reasonably acceptable to the Company for all Indemnitees (to the extent practicable)), indemnify, pay and hold harmless, each Agent, Lender and Affiliates of each Agent and Lender and the officers, partners, directors, trustees, employees, agents of each such person (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee (or any of its Affiliates, directors, officers, employees, advisors, attorneys or agents).  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, subject to the proviso in the preceding sentence the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.  To the extent permitted by applicable law, no Credit Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Credit Document or any agreement or instrument or transaction contemplated hereby.

10.4.                     Amendments and Waivers.

(a)                                  Requisite Lenders’ Consent.  Subject to Section 10.4(b) and 10.4(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, shall in any event be effective without the written concurrence of the Company and Requisite Lenders (or the Administrative Agent acting with the consent of the Requisite Lenders), and any provision of this Agreement may be waived by the Requisite Lenders (or the Administrative Agent acting with the consent of the Requisite Lenders).

(b)                                 Affected Lenders’ Consent.  Without the written consent of each Lender  (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i)                                     extend the scheduled final maturity of any Loan or Note;

(ii)                                  except as permitted under Section 6.9 of this Agreement, consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document;

(iii)                               extend the stated expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date;

(iv)                              reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee, in each case payable to such Lender hereunder;

(v)                                 extend the time for payment of any such interest or fees;

(vi)                              reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

(vii)                           amend, modify, terminate or waive any provision of this Section 10.4(b) or Section 10.4(c);

(viii)                        amend the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date; or

(ix)                                release or otherwise subordinate all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents.

(c)                                  Other Consents.  No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(i)                                     increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

(ii)                                  amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender;

(iii)                               amend the definition of “Requisite Class Lenders” without the consent of Requisite Class Lenders of each Class; provided, with the consent of the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of such “Requisite Class Lenders” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

(iv)                              alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

(v)                                 amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.4(e) without the written consent of Administrative Agent and of the applicable Issuing Bank;

(vi)                              amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; or

(vii)                           without the consent of holders of 66 2/3% of the aggregate principal amount of any Class of Loans outstanding, waive, reduce or postpone any scheduled repayment (but not prepayment) of such Class.

(d)                                 Execution of Amendments, etc.  Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.4 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.5.                     Successors and Assigns; Participations.

(a)                                  Generally.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders.  Except as permitted under Section 6.9 of this Agreement, no Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

(b)                                 Register.  Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and, if applicable, the Company and recorded in the Register as provided in Section 10.5(e).  Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c)                                  Right to Assign.  Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitments or Loans owing to it, Note or Notes held by it, or other Obligation; provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Revolving Loans and its related Commitment:

(i)                                     to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to Company and Administrative Agent; and

(ii)                                  to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” and (x) in the case of assignments of Commitments or Loans prior to the later of (A) thirty days after the Closing Date and (B) completion of the general syndication of the Commitments and Loans, consented to by the Company, such consent not to be unreasonably withheld, and (y) thereafter, in the case of assignments of Revolving Loans, Revolving Commitments or Tranche A Term Loans, to any such Person (except in the case of assignments made to GSCP, LCP or their respective Affiliates), consented to by each of Company and Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of Company, required at any time an Event of Default shall have occurred and then be continuing); provided, further each such assignment pursuant to this Section 10.5(c)(ii) shall be in an aggregate amount of not less than (A) $5,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of all of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments, Revolving Loans and Tranche A Term Loans and (B) $2,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of all of the Tranche B Term Loan, or Tranche C Term Loan of the assigning Lender) with respect to the assignment of such Term Loans.

(d)                                 Mechanics.  The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with (i) a processing and recordation fee of $500 in the case of assignments pursuant to Section 10.5(c)(i) or made by or to GSCP or LCP, and $2,000 in the case of all other assignments (except that only one fee shall be payable in the case of contemporaneous assignments to Related Funds), and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.20(c).

(e)                                  Notice of Assignment.  Upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to in Section 10.5(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith), Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement.

(f)                                    Representations and Warranties of Assignee.  Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.5, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(g)                                 Effect of Assignment.  Subject to the terms and conditions of this Section 10.5, as of the “Effective Date” specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.7) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (y) Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder) and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder; (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(h)                                 Participations.  Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates or any competitor of any of the foregoing) in all or any part of its Commitments, Loans or in any other Obligation.  The holder of any such participation, other than an Affiliate of the

Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment modification or waiver that would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of Interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement (other than as permitted under Section 6.9 of this Agreement) or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating.  All amounts payable by any Credit Party hereunder, including amounts payable to such Lender pursuant to Section 2.18(c), 2.19 or 2.20, shall be determined as if such Lender had not sold such participation.  Each Credit Party and each Lender hereby acknowledge and agree that, solely for purposes of Sections 2.17, (1) any participation will give rise to a direct obligation of each Credit Party to the participant and (2) the participant shall be considered to be a “Lender.”

(i)                                     Certain Other Assignments.  In addition to any other assignment permitted pursuant to this Section 10.5, (i) any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes, if any, to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank, and (ii) with the consent of Administrative Agent any Lender which is an investment fund may pledge all or any portion of its Notes, if any, or Loans to its trustee in support of its obligations to such trustee; provided, no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

10.6.                     Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.7.                     Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension.  Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2, and 10.3 and the agreements of Lenders set forth in Sections 2.17, 2.21 and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

10.8.                     No Waiver; Remedies Cumulative.  No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.9.                     Marshalling; Payments Set Aside.  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.10.              Severability.  In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.11.              Obligations Several; Independent Nature of Lenders’ Rights.  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder.  Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.12.              Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.13.              APPLICABLE LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

10.14.              CONSENT TO JURISDICTION.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d) TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

10.15.              WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY

COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDERS TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH LENDER HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH LENDER WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.16.              Confidentiality.  Each Agent and each Lender shall hold all non-public information obtained pursuant to the requirements hereof which has been identified as confidential by Company in accordance with such Person’s customary procedures for handling confidential information of this nature and in accordance with prudent lending or investing practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender (and with respect to the initial syndication of the Loans, to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.16 and thereafter to such Person with the consent of the Company, such consent not to be unreasonably withheld), disclosures reasonably required by any bona fide or potential assignee, transferee or participant (provided, such Person agrees to be bound by confidentiality provisions substantially similar to this Section 10.16 for the benefit of the Company) in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any contractual counterparties (or the professional advisors thereto) in Hedge Agreements with a Lender or an Affiliate thereof (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.16) or disclosures required by any governmental agency or representative thereof or by the NAIC or pursuant to legal process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.

10.17.              Usury Savings Clause.  Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate.  If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect.  In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect.  Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws.  Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.

10.18.              Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

10.19.              Effectiveness.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

VOUGHT AIRCRAFT INDUSTRIES, INC.

By:	/s/ W. Bruce White, Jr.
Name:	Bruce White, Jr.
Title:	Corporate Secretary

VAC HOLDINGS II, INC.

By:	/s/ W. Bruce White, Jr.
Name:	Bruce White, Jr.
Title:	Corporate Secretary

NORTHROP GRUMMAN COMMERCIAL AIRCRAFT CORPORATION

By:	/s/ W. Bruce White, Jr.
Name:	Bruce White, Jr.
Title:	Corporate Secretary

VAC INDUSTRIES, INC.

By:	/s/ W. Bruce White, Jr.
Name:	Bruce White, Jr.
Title:	Corporate Secretary

126

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Syndication Agent, Joint Arranger, Joint Book Manager and a Lender

By:
Authorized Signatory

127

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent, Collateral Agent, Swing
Line Lender and a Lender

By:
Name:
Title:

128

LEHMAN BROTHERS INC.,
as Joint Arranger and Joint Book Manager

By:
Name:
Title:

129

APPENDIX A-1

TO CREDIT AND GUARANTY AGREEMENT

Tranche A Term Loan Commitments

Lender	Tranche A Term Loan Commitment	Pro Rata Share
Goldman Sachs Credit Partners L.P.	$105,000,000.00	60.0%
Lehman Commercial Paper Inc.	$70,000,000.00	40.0%
Total	$175,000,000.00	100%

130

APPENDIX A-2

TO CREDIT AND GUARANTY AGREEMENT

Tranche B Term Loan Commitments

Lender	Tranche B Term Loan Commitment	Pro Rata Share
Goldman Sachs Credit Partners L.P.	$120,000,000.00	60.0%
Lehman Commercial Paper Inc.	$80,000,000.00	40.0%
Total	$200,000,000.00	100%

131

APPENDIX A-3

TO CREDIT AND GUARANTY AGREEMENT

Tranche C Term Loan Commitments

Lender	Tranche C Term Loan Commitment	Pro Rata Share
Goldman Sachs Credit Partners L.P.	$90,000,000.00	60.0%
Lehman Commercial Paper Inc.	$60,000,000.00	40.0%
Total	$150,000,000.00	100%

132

APPENDIX A-4

TO CREDIT AND GUARANTY AGREEMENT

Revolving Credit Commitments

Lender	Revolving Commitment	Pro Rata Share
Goldman Sachs Credit Partners L.P.	$75,000,000.00	60.0%
Lehman Commercial Paper Inc.	$50,000,000.00	40.0%
Total	$125,000,000.00	100%

133

APPENDIX B

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

THE CARLYLE GROUP

1001 Pennsylvania Avenue, N.W.

Washington, D.C. 20004

Attention: Allan Holt

Telephone: 202-347-2626

Facsimile: 202-347-9250

with a copy to:

Latham & Watkins

885 Third Avenue, Suite 1000

New York, New York 10022-4802

Attention: R. Ronald Hopkinson

Telephone: 212-906-1200

Facsimile: 212-751-4864

VOUGHT AIRCRAFT INDUSTRIES, INC.

9314 West Jefferson Avenue

Dallas, Texas 75211

Attention: William McMillan

Facsimile: 972-946-5683

134

GOLDMAN SACHS CREDIT PARTNERS L.P.

as Syndication Agent, Joint Arranger, Joint Book Manager and a Lender

Goldman, Sachs & Co.

85 Broad Street, 6th Floor

New York, NY 10004

Attention:  Sandra Stulberger

Facsimile:  212-357-4597

135

LEHMAN COMMERCIAL PAPER INC.

as Administrative Agent, Swing Line Lender and a Lender

Lehman Brothers Inc.

3 World Financial Center, 11th Floor

New York, New York 10285

Attention: Andrew Keith

Telephone: 212-526-7000

Facsimile: 212-526-0242

136

LEHMAN BROTHERS INC.

as Joint Arranger and Joint Book Manager

Lehman Brothers Inc.

3 World Financial Center, 11th Floor

New York, New York 10285

Attention: Andrew Keith

Telephone: 212-526-7000

Facsimile: 212-526-0242

137

SCHEDULE 3.1(i)

Fee Mortgage Properties:

Northrop Avenue One

Hawthorne, CA 90250

West Highway 22

Milledgeville, GA 31061

Jefferson Ave.

9314 W.,

Dallas, TX 75211

also known as:

Marshall Dr.

1701 W.

Grand Prairie, TX 75211

138

SCHEDULE 5.14(a)

Leasehold Mortgage Properties:

Marshall Street

1701 W. Marshall

Grand Prarie, TX

NWIRP Facility

9314 West Jefferson

Dallas, TX

Witham Field

1801 S.E. Airport Road

Stuart, FL

Office Buildings

1801 S.E. Airport Road

Stuart, FL

Georgia Production Site

One Northrop Place

Perry, GA

139

VOUGHT AIRCRAFT INDUSTRIES, INC.

SIXTH AMENDMENT TO

CREDIT AND GUARANTY AGREEMENT

This SIXTH AMENDMENT, dated as of July 2, 2003 (this “Amendment”), to the Credit and Guaranty Agreement, dated as of July 24, 2000 (as amended through the date hereof, the “Credit Agreement”), by and among VOUGHT AIRCRAFT INDUSTRIES, INC., a Delaware Corporation (“Company”), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, CERTAIN FINANCIAL INSTITUTIONS, as Lenders, LEHMAN COMMERCIAL PAPER INC. (“LCPI”), as Administrative Agent (in such capacity, “Administrative Agent”) and as Collateral Agent, GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as Syndication Agent (in such capacity, “Syndication Agent”), and GSCP and LEHMAN BROTHERS INC. (“LBI”), as Joint Arrangers and Joint Book Managers (together with GSCP in such capacities, the “Arrangers”).  Capitalized terms used herein not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement.

RECITALS:

WHEREAS, Company, the Agents and the Lenders party hereto have agreed to amend the Credit Agreement, subject to the terms and conditions set forth herein, to (i) extend additional Revolving Commitments to Company in an aggregate principal amount of $60,000,000 (the “New Revolving Commitments”), the proceeds of which will be used by Company pursuant to Section 2.6 of the Credit Agreement, (ii) permit Company to merge with The Aerostructures Corporation, a Delaware corporation and/or TA Acquisition Holdings, Inc., a Delaware Corporation, with Company being the surviving corporation and (iii) make certain other modifications.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.                                                    AMENDMENTS TO CREDIT AGREEMENT

1.1                               Amendments to Section 1: Definitions.

A.                                   Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions in proper alphabetical order:

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“Aerostructures Corp.” means collectively, TA Acquisition Holdings, Inc., a Delaware Corporation and The Aerostructures Corporation, a Delaware corporation.

“Aerostructures Merger” means the merger of The Aerostructures Corporation and/or TA Acquisition Holdings, Inc. with and into Company pursuant to the terms and conditions of the Aerostructures Merger Agreement.

“Aerostructures Merger Agreement” means that certain Agreement and Plan of Merger dated as of May 12, 2003 by and among Company, TA Acquisition Holdings, Inc. and The Aerostructures Corporation, as such agreement may hereafter be amended, restated, supplemented or otherwise modified from to time to time to the extent permitted pursuant to Section 6.18.

“Aerostructures Transaction Costs” means the fees, costs and expenses payable by Company or any of Company’s Subsidiaries in connection with the transactions contemplated by the Sixth Amendment, the Senior Note Indenture and the Aerostructures Merger Agreement, in an aggregate amount not to exceed $75,000,000.

“Passive Investor” means a mutual fund or other entity that invests in corporations and/or other companies to the extent that any such fund or entity is not engaged in the active management of any such corporation or company, provided that, if such fund or entity has not made prior investments, such fund or entity shall be deemed engaged in such active management to the extent its parent company is so engaged.

“Senior Notes” means the $270,000,000 in aggregate principal amount of 8% senior notes, as such notes may hereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted pursuant to Section 6.18.

“Senior Notes Indenture” means that certain Indenture dated as of July 2, 2003 between Company and Wells Fargo Minnesota, as trustee, pursuant to which the Senior Notes are issued, as in effect on the Sixth Amendment Closing Date and as such indenture may hereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.18.

“Sixth Amendment” means the Sixth Amendment dated July 2, 2003 to this Agreement by and among Company, the Lenders party to the Sixth Amendment and the Agents.

“Sixth Amendment Closing Date” has the meaning assigned to that term in the Sixth Amendment.

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“Sixth Amendment Closing Date Certificate” means a Sixth Amendment Closing Date Certificate substantially in the form of Exhibit B to the Sixth Amendment.

B.                                     Section 1.1 of the Credit Agreement is hereby amended by deleting each of the definitions of  “Change of Control,” “Consolidated Excess Cash Flow”, “Lender”, “Restricted Junior Payment” and “Revolving Commitments” in their entirety and substituting therefore the following:

“Change of Control” means, at any time, (i) (a) prior to consummation of an initial public offering by Company, Sponsor and its Affiliates and other Permitted Investors shall cease to beneficially own and control at least 51% on a fully diluted basis of the economic and voting interests in the Capital Stock of Company; or (b) after the consummation of any initial public offering, any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (collectively, an “Other Investor”) has beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of a percentage of voting interests in the Company’s Capital Stock that is greater than the percentage of such voting interests at such time beneficially owned by Sponsor, its Affiliates and the other Permitted Investors; provided, that this clause (b) shall not be applicable if the Other Investor is a Passive Investor that holds beneficial ownership of less than 20% of such voting interests; (ii) Sponsor, its Affiliates and other Permitted Investors shall cease to have the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Company; or (iii) a “change of control” under the Senior Notes Indenture shall occur.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to: (i) Consolidated Adjusted EBITDA, minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Interest Expense, (d) the provision for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period, (e) cash payments made in connection with Permitted Acquisitions and Permitted Investments not in excess of $15,000,000 in the aggregate in any Fiscal Year (net of any proceeds with respect to any related financing), (f) unusual or non-recurring charges to the extent such charges are included in the calculation of Consolidated Adjusted EBITDA, and (g) the Aerostructures Transaction Costs.

“Lender” means (i) each financial institution listed on the signature pages hereto as a Lender, (ii) each Tranche X Term Loan Lender listed on the signature pages to the Third Amendment as a Tranche X Term Loan Lender, (iii) each new Lender of

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Revolving Loans listed on the signature pages to the Sixth Amendment as a Lender and (iv) any other Person that becomes a party hereto pursuant to an Assignment Agreement.

“Restricted Junior Payment” means (i) any dividend or other distribution (other than to Company or any of its Subsidiaries), direct or indirect, on account of any shares of any class of stock of Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, (other than to Company or any of its Subsidiaries) of any shares of any class of stock of Company or any of its Subsidiaries now or hereafter outstanding; (iii) any payment (other than to Company or any of its Subsidiaries) made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company or any of its Subsidiaries now or hereafter outstanding; (iv) any management or advisory fees paid by a Credit Party to Sponsor or its Affiliates after the Closing Date, and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, the Senior Notes.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate.  The aggregate amount of the Revolving Commitments as of the Sixth Amendment Closing Date is $150,000,000.

1.2                               Amendments to Section 2: Loans.

A.                                   Subsection 2.2 is hereby amended by deleting clause (a) in its entirety and replacing it with a new clause (a) as follows:

“                                          (a)                                  Revolving Commitments.  During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to Company in the aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided, after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect.  Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period; provided further, in no event shall outstanding Revolving Loans plus the aggregate principal amount of outstanding Swing Line Loans exceed $150,000,000 at any time.  Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.”

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B.                                     Subsection 2.3 is hereby amended by deleting clause (a) in its entirety and replacing it with a new clause (a) as follows:

“                                          (b)                                 Swing Line Loans Commitments.  During the Revolving Commitment Period, subject to the terms and conditions hereof, Swing Line Lender hereby agrees to make Swing Line Loans to Company in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided, after giving effect to the making of any Swing Line Loan, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect; provided further, in no event shall the aggregate principal amount of outstanding Revolving Loans plus the outstanding principal amount of Swing Line Loans exceed $150,000,000 at any time.  Amounts borrowed pursuant to this Section 2.3 may be repaid and reborrowed during the Revolving Commitment Period.  Swing Line Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Revolving Commitments shall be paid in full no later than such date.”

C.                                     Subsection 2.4 is hereby amended by adding the following paragraph at the conclusion thereof as follows:

“                                          On and after the Sixth Amendment Closing Date, the Letters of Credit listed on Schedule 1 to the Sixth Amendment (the “Aerostructures Letters of Credit”) together with any Risk Participation Agreements entered into in connection therewith shall be deemed to have been issued by the applicable Issuing Bank pursuant to the terms of this Agreement and shall constitute a Letter of Credit for all purposes hereof and under this Agreement and the other Credit Documents.  Company agrees that it shall be liable with respect to any reimbursement required to made in respect of the Aerostructures Letters of Credit in accordance with Section 2.4(d) and other provisions of this Agreement.”

1.3                               Amendments to Section 4:  Representations and Warranties.

A.                                   Subsection 4.9 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“                                          4.9.                            No Material Adverse Change.  (i) With respect to Company and its Subsidiaries (other than Aerostructures Corp.), since March 31, 2000 and (ii) with respect to Company and its Subsidiaries (including Aerostructures Corp.), since December 28, 2001, no event or change has occurred that has caused or evidences, a Material Adverse Effect.”

B.                                     Subsection 4.19 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“                                          4.19.                     Employee Benefit Plans.  The Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions

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and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and has performed all their obligations under each Employee Benefit Plan, except where such non-compliance or failure to perform would not reasonably be expected to have a Material Adverse Effect.  Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be so qualified or the Company, any of its Subsidiaries or their respective ERISA Affiliates, as applicable, shall timely make all filings necessary to obtain such qualification.  No material liability to the PBGC (other than required premium payments which have been timely paid when due), the Internal Revenue Service, any Employee Benefit Plan or any Trust established under Title IV of ERISA has been or is expected to be incurred by the Company, any of its Subsidiaries or any of its ERISA Affiliates.  No ERISA Event has occurred or is reasonably expected to occur.  Except for benefits (i) referred to in the Aerostructures Merger Agreement and (ii) required pursuant to the terms of the Employee Matters Agreement entered into as of June 9, 2000 by and between Seller and the Company (formerly known as VAC Acquisition Corp. II) (such benefits referred to as “Retiree Medical Benefits”) or to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Company, any of its Subsidiaries or any of its ERISA Affiliates.  As of December 31, 2002, the estimated liabilities of the Retiree Medical Benefits is $515,200,000.  As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA, in the aggregate for all Pension Plans, does not exceed an amount that could reasonably be expected to have a Material Adverse Effect.  Neither Company, any of its Subsidiaries or any ERISA Affiliate has any liability for any unpaid contribution with respect to any Pension Plan.  Each of the Company, its Subsidiaries or any ERISA Affiliate has made all required contributions under each Pension Plan for all periods or proper accruals have been made and reflected on the appropriate balance sheet and books and records.  As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Company, its Subsidiaries and its ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $10,000,000.  The Company, each of its Subsidiaries and each of its ERISA Affiliates have complied in all material respects with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.”

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1.4                               Amendments to Section 5.1: Financial Statements and Other Reports.

A.                                   Subsection 5.1 is hereby amended by deleting clause (b) in its entirety and replacing it with the following:

“                                                                                          (b)                                 Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year, the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification; provided, that the foregoing requirements of this Section 5.1(b) shall be deemed satisfied by delivery of Company’s Form 10-Q;”

B.                                     Subsection 5.1 is hereby further amended by deleting clause (c) in its entirety and replacing it with the following:

“                                                                                          (c)                                  Annual Financial Statements.  As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, (i) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of one of the five largest certified public accountants in the United States or other independent certified public accountants of recognized national standing selected by Company, and reasonably satisfactory to Administrative Agent (which report shall have no disclosure as to going concern and which shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of the Credit Documents, (2) that in making the examination nothing came to their attention that caused them to believe that Company was not in compliance with Section 6.8, and (3) that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof; provided, that the foregoing requirements of this Section 5.1(c) shall be deemed satisfied by delivery of Company’s Form 10-K within

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ninety (90) days after the end of each Fiscal Year, to the extent the required information set forth above is included therein;”

C.                                     Subsection 5.1 of the hereby further amended by deleting clause (h) in its entirety and replacing it with the following:

“                                                                                          (h)                                 ERISA.  (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) upon the request of the Administrative Agent, with reasonable promptness, copies of (1) the most recent actuarial report prepared with respect to each Employee Benefit Plan; (2) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (3) all notices received by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (4) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;”

1.5                               Amendments to Section 6.1: Indebtedness.

A.                                   Subsection 6.1 is hereby amended by deleting clause (c) in its entirety and replacing it with the following:

“                                          (c)                                  Indebtedness incurred by Company and guaranties of such Indebtedness by Company’s Subsidiaries with respect to (i) the Senior Notes and (ii) other Indebtedness incurred to refinance, in whole or in part, Indebtedness under the Senior Notes if the terms and conditions thereof are not less favorable, taken as a whole, to the obligor thereon or to the Lenders than the Indebtedness being refinanced and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced; provided, such Indebtedness permitted under the immediately preceding clause (ii) above shall (A) not include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being refinanced, (B) not exceed in principal amount (or accreted value, in the case of any such refinancing Indebtedness issued with a discount) of the Indebtedness (including the amount of interest and principal (and premium, if any)) being refinanced plus the amount of customary underwriting discounts, financing fees and commissions and other reasonable costs and expenses associated with the issuance thereof, and (C) not be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;”

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B.                                     Subsection 6.1 is hereby further amended by deleting clause (k) in its entirety and replacing it with the following:

“                                          (k)                                  Indebtedness with respect to Capital Leases in an aggregate amount not to exceed at any time $15,000,000;”

C.                                     Subsection 6.1 is hereby further amended by deleting clauses (m) and (n) in their entirety and replacing them with the following:

“                                          (m)                               purchase money Indebtedness incurred by Company or its Subsidiaries in an aggregate amount not to exceed at any time $20,000,000 (less the amount of Indebtedness outstanding under Subsection 6.1(k) above); provided, any such Indebtedness shall be secured only to the asset acquired in connection with the incurrence of such Indebtedness or proceeds thereof; and

(n)                                 other unsecured Indebtedness of Company and its Subsidiaries, in an aggregate amount not to exceed at any time $20,000,000.”

1.6                               Amendments to Section 6.2: Liens.  Subsection 6.2 is hereby amended by  (i) deleting the word “and” at the conclusion of subsection 6.2(n); (ii) deleting the “.” at the conclusion of subsection 6.2(o) and replacing it with “; and”; and (iii) the addition of a new clause (p) at the conclusion thereof as follows:

“                                          (p)                                 other Liens on assets other than the Collateral securing Indebtedness in an aggregate principal amount not to exceed $2,500,000 at any time outstanding.”

1.7                               Amendments to Section 6.4: No Further Negative Pledges.  Subsection 6.4 is hereby amended by deleting it in its entirety and replacing it with the following:

“                                                                                          6.4.  No Further Negative Pledges.  Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (b) restrictions contained in the Senior Notes Indenture and (c) restrictions by reason of customary provisions contained in leases, licenses, government contracts and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.”

1.8                               Amendments to Section 6.5: Restricted Junior Payments.

Subsection 6.5 is hereby amended by deleting it in its entirety and replacing it with the following:

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“                                                                                          6.5.  Restricted Junior Payments.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except that (a) Company may make Restricted Junior Payments to make payments in accordance with the terms of the Management Agreement; (b) Company may make Restricted Junior Payments in an aggregate amount not to exceed $3,500,000 in any Fiscal Year to the extent necessary to make repurchases of Securities (and options or warrants to purchase such Securities) of Company from employees (i) upon termination (including by reason of death, disability or retirement) of such employees or (ii) pursuant to a contractual obligation of Company; (c) Company may make Restricted Junior Payments to the extent necessary to accomplish the payment of the Transaction Costs; (d) Company may make Restricted Junior Payments and any Subsidiary of Company may make Restricted Junior Payments to Company to the extent necessary to (i) make payments of interest when due in respect of the Senior Notes, (ii) pay fees, costs, expenses, indemnification, liquidated damages and similar or customary obligations in connection with the Senior Notes and (iii) make a voluntary prepayment (including any prepayment premium in connection therewith) in order to permit any Indebtedness incurred by Company in order to refinance the Senior Notes pursuant to Section 6.1(c)(ii), so long as no Default or Event of Default shall have occurred and be continuing or be caused thereby; and (e) Company may make Restricted Junior Payments to the extent necessary to accomplish the payment of the Aerostructures Transaction Costs.”

1.9                               Amendments to Section 6.6:   Restrictions on Subsidiary Distributions.

Subsection 6.6 is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“                                          6.6.                            Restrictions on Subsidiary Distributions.  Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Company or any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company other than restrictions (i) in agreements evidencing Indebtedness permitted by Sections 6.1(c), 6.1(f) and 6.1(l) that impose restrictions on the property so acquired and proceeds thereof and (ii) by reason of customary provisions contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement.”

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1.10                        Amendments to Section 6.7:  Investments.

Subsection 6.7 is hereby amended by (i) deleting the word “and” at the conclusion of subsection 6.7(k); (ii) deleting the “.” at the conclusion of subsection 6.7(l) and replacing it with “; and”; and (iii) the addition of a new clause (m) at the conclusion thereof as follows:

“                                                                                          (m)                               Investments made in connection with the Aerostructures Merger permitted pursuant to Section 6.9.”

1.11                        Amendments to Section 6.8:  Financial Covenants.

A.                                   Subsection 6.8(c) is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“                                                                                          (c)                                  Leverage Ratio.  Company shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2003 to exceed the correlative ratio indicated:

Fiscal Quarter	Leverage Ratio
June 30, 2003	3.75: 1.00
September 30, 2003	3.75: 1.00
December 31, 2003	3.75: 1.00
March 31, 2004	3.75: 1.00
June 30, 2004	3.75: 1.00
September 30, 2004	3.75: 1.00
December 31, 2004	3.75: 1.00
March 31, 2005	3.50: 1.00
June 30, 2005	3.50: 1.00
September 30, 2005	3.25: 1.00
December 31, 2005	3.25: 1.00
March 31, 2006 And thereafter	3.00: 1.00”

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B.                                     Subsection 6.8(e) is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“                                                                                          (e)                                  Certain Calculations.  With respect to any period during which a Permitted Acquisition, the Aerostructures Merger or an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenants set forth in this Section 6.8, Consolidated Adjusted EBITDA and the components of Consolidated Fixed Charges shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Company) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Company and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).”

1.12                        Amendments to Section 6.9: Fundamental Changes; Disposition of Assets; Acquisitions.

Subsection 6.9 is hereby amended by (i) deleting the word “and” at the conclusion of subsection 6.9(d); (ii) deleting the “.” at the conclusion of subsection 6.9(e) and replacing it with “;”  and (iii) the addition of a new clause (f) and (g) at the conclusion thereof as follows:

“                                                                                          (f)                                  the Aerostructures Merger; and

(g)                                 so long as no Default or Event of Default has occurred and is continuing or shall be caused thereby, Company and its Subsidiaries may make Asset Sales with respect to one or more of its facilities; provided, that (i) with respect to such Asset Sales (A) that occur on or prior to the two year anniversary of the Sixth Amendment Closing Date or (B) with respect to which Company or any of its Subsidiaries have entered into binding agreements (subject only to customary closing conditions) prior to the two year anniversary of the Sixth Amendment Closing Date and in any event are scheduled to close no later than one hundred eighty (180) days following the two year anniversary of the Sixth Amendment Closing Date, prior to consummating

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such Asset Sales Company shall deliver to the Administrative Agent an officer’s certificate demonstrating pro forma compliance with the Leverage Ratio for the next succeeding Fiscal Quarter, as set forth in Section 6.8(c); (ii) with respect to all such Asset Sales other than those set forth in (i)(A) and (i)(B) above, such Asset Sales shall be subject to the consent of Requisite Lenders; and (iii) Company shall apply the Net Asset Sale Proceeds of such Asset Sales in accordance with Section 2.14(a).”

1.13                        Amendments to Section 6.11:  Sales and Leasebacks.  Subsection 6.11 of the Credit Agreement is hereby amended by adding the following paragraph at the conclusion thereof:

“                                          Notwithstanding any of the foregoing to the contrary, so long as no Default or Event of Default has occurred and is continuing or shall be caused thereby, Company and its Subsidiaries may sell and leaseback all or a portion of any of its facilities; provided, that (i) with respect to such sale and leasebacks (A) that occur on or prior to the two year anniversary of the Sixth Amendment Closing Date or (B) with respect to which Company or any of its Subsidiaries have entered into binding agreements (subject only to customary closing conditions) prior to the two year anniversary of the Sixth Amendment Closing Date and in any event are scheduled to close no later than one hundred eighty (180) days following the two year anniversary of the Sixth Amendment Closing Date, prior to consummating such sale and leasebacks Company shall deliver to the Administrative Agent an officer’s certificate demonstrating pro forma compliance with the Leverage Ratio for the next succeeding Fiscal Quarter, as set forth in Section 6.8(c); (ii) with respect to all such sale and leasebacks other than those set forth in (i)(A) and (i)(B) above, such sale and leasebacks shall be subject to the consent of Requisite Lenders; and (iii) Company shall apply the Net Asset Sale Proceeds of such sale and leasebacks in accordance with Section 2.14(a).”

1.14                        Amendments to Section 6.12:  Transactions with Shareholders and Affiliates.

Subsection 6.12 is hereby amended by adding the following paragraph at the conclusion thereof as follows:

“                                          Notwithstanding any of the foregoing to the contrary, the foregoing restriction shall not apply to the Aerostructures Merger and any payments made by Company and its Subsidiaries in connection with the Aerostructures Transaction Costs.”

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1.15                        Amendments to Section 6:  Amendments to Aerostructures Merger Agreement and Senior Notes.

Section 6 is hereby amended by adding a new Section 6.18 at the conclusion thereof as follows:

“                                          6.18.  Amendments of Aerostructures Merger Agreement; Amendments or Waivers with respect to Senior Notes.  No Credit Party shall, nor shall it permit any of its Subsidiaries to (a) agree to any material amendment, restatement supplement or other modification to any of its material rights under the Aerostructures Merger Agreement after the Sixth Amendment Closing Date without in each case obtaining the prior written consent of the Administrative Agent to such amendment, restatement, supplement or other modification; and (b) amend or otherwise change the terms of the Senior Notes and the Senior Notes Indenture, or make any payment consistent with an amendment thereof or change thereto without such amendment or change being approved in accordance with the provisions of this Agreement, if the effect of such amendment or change is to increase the interest rate on the Senior Notes, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Senior Notes (or a trustee or other representative on their behalf) which would be adverse to any Lender, in each case without the prior written concurrence of the Administrative Agent.”

1.16                        Amendments to Section 8:  Events of Default.

A.                                   Subsection 8.1(b) is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“                                          (b)                                 Default in Other Agreements.  (i) Failure of any Credit Party to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness for Borrowed Money (other than Indebtedness for Borrowed Money referred to in Section 8.1(a)) in an individual or aggregate amount of $15,000,000 or more beyond the grace period, if any, provided therefore; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness for Borrowed Money in the individual or aggregate principal amount referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefore, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or

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redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or”

B.                                     Subsection 8.1(h) is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“                                          (h)                                 Judgments and Attachments.  Any money judgment, writ or warrant of attachment or similar process involving individually or in the aggregate an amount in excess of $15,000,000 (to the extent not adequately covered by insurance) shall be entered or filed against a Credit Party or any material portion of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder); or”

1.17                        Amendments to 10.16:  Confidentiality.

Subsection 10.16 of the Credit Agreement is hereby amended by adding the following paragraph at the conclusion thereof:

“                                          Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure.  However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their directors and employees, and their respective Affiliates’ directors and employees to comply with applicable securities laws.  For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but, to the extent not inconsistent with the foregoing, does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.”

SECTION 2.                                                    AMENDMENTS TO SCHEDULES

2.1                               Schedule 6.1 of the Credit Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Exhibit A-1 attached hereto.

2.2                               Schedule 6.2 of the Credit Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Exhibit A-2 attached hereto.

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SECTION 3.                                                    CONSENT

Requisite Lenders (i) hereby consent to the amendment of the Articles of Incorporation of Company in connection with the Aerostructures Merger and (ii) and Company hereby authorize the Arrangers and their counsel to prepare a conformed copy of the Credit Agreement which gives effect to each amendment to the Credit Agreement.

SECTION 4.                                                    CONDITIONS PRECEDENT TO EFFECTIVENESS

4.1                               The effectiveness of the amendments set forth at Sections 1 and 2 and the consent set forth at Section 3 hereof are subject to the satisfaction, or waiver, of the following conditions on or before the date hereof (the “Sixth Amendment Closing Date”):

(a)                                  Consent.  Company, the Guarantors and Requisite Lenders and each Lender providing a New Revolving Commitment (the “New Revolving Lenders”) shall have indicated their consent by the execution and delivery of the signature pages hereof to the Agent.

(b)                                  Sixth Amendment Closing Date Certificate.  Company shall have delivered to Agents an originally executed Sixth Amendment Closing Date Certificate, together with all attachments thereto.

(c)                                  Organizational Documents.  Administrative Agent shall have received (i) copies of each Organizational Document originally executed and delivered by each Credit Party (including, each Credit Party that is acquired on the Sixth Amendment Closing Date pursuant to the Aerostructures Merger (the “New Guarantors”)), as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Amendment, the Senior Notes Indenture and the Aerostructures Merger Agreement to which it is a party, certified as of the Sixth Amendment Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation and, with respect to any New Guarantor, in each jurisdiction in which such New Guarantor is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Sixth Amendment Closing Date; and (v) a fully executed Counterpart Agreement and Pledge Supplement with respect to each New Guarantor.

(d)                                  The Aerostructures Merger.  As of the Sixth Amendment Closing Date, (i) all conditions to consummation of the Aerostructures Merger set forth in Article 8 of the Aerostructures Merger Agreement shall have been satisfied in all material respects or the fulfillment of any such material conditions shall have been waived with the consent of the Agents; (ii) the Aerostructures Merger shall have become effective in accordance with the terms of the Aerostructures Merger Agreement; (iii) the aggregate cash consideration paid to

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Aerostructures Corp. on the Sixth Amendment Closing Date in connection with the Aerostructures Merger shall not exceed $210,000,000; (iv) the Agents shall have received fully executed or conformed copies of the Aerostructures Merger Agreement; and (v) the Aerostructures Merger Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any manner materially adverse to the Lenders, in each case without the consent of the Agents.

(e)                                  Issuance of Senior Notes.  On or before the Sixth Amendment Closing Date, Company shall have issued and sold the Senior Notes for gross cash proceeds therefore in an aggregate amount of not less than $270,000,000.

(f)                                    Existing Indebtedness.  On the Sixth Amendment Closing Date, Company and its Subsidiaries shall have (i) repaid in full all Indebtedness of Aerostructures Corp. that is listed on Exhibit C to this Amendment; (ii) terminated any conditions to lend or make other extensions of credit thereunder; and (iii) delivered to the Agents all documents or other instruments necessary to release all Liens securing such Indebtedness.

(g)                                 Security.  The Collateral Agent shall have received:

(i)                                     evidence satisfactory to the Collateral Agent that it has a First Priority perfected security interest in all of the Collateral that is newly acquired by Company and its Subsidiaries pursuant to the Aerostructures Merger (except as otherwise contemplated by the Pledge and Security Agreement) subject to no Liens other than Permitted Liens.  Such evidence may include, but shall not be limited to, searches of appropriate UCC records, searches of the Patent and Trademark Office, searches of appropriate foreign records and duly executed UCC or other termination statements relating to the results of such searches.  Notwithstanding any of the foregoing to the contrary, with respect to any real estate assets that are acquired by Company in connection with the Aerostructures Merger which are Material Real Estate Assets, Company is not required to grant a First Priority perfected security interest in any such Material Real Estate Assets as a condition to effectiveness of this Sixth Amendment, but rather, Company shall comply with Section 5.11 of the Credit Agreement with respect to any such Material Real Estate Assets;

(ii)                                  with respect to all Collateral to be acquired in connection with the Aerostructures Merger, a completed UCC Questionnaire dated as of the Sixth Amendment Closing Date and executed by an Authorized Officer of Company, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of Aerostructures Corp. in the jurisdiction specified in the UCC Questionnaire, together with all attachments contemplated thereby, and (B) pay-off letters and UCC termination statements (or similar documents confirming cancellation or repayment of obligations) from all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings)

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disclosed in such search (other than any such financing statements in respect of Permitted Liens); and

(iii)                               evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.

(h)                                 Ratings.  The Credit Party’s shall have received credit rating by Moody’s and by S&P in connection with transactions contemplated by this Amendment.

(i)                                    Representations and Warranties.  As of the Sixth Amendment Closing Date, after giving effect to this Amendment, the representations and warranties contained herein and in the other Credit Documents shall be true, correct and complete in all material respects on and as of the Sixth Amendment Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

(j)                                    No Event of Default.  As of the Sixth Amendment Closing Date, after giving effect to this Amendment, no event shall have occurred and be continuing that would constitute an Event of Default or a Default.

(k)                                Legal Opinion.  New Revolving Lenders, Requisite Lenders, and Agents shall have received originally executed copies of the favorable written opinions of Latham & Watkins, counsel for the Credit Parties, in form and substance reasonably satisfactory to the Agents, dated as of the Sixth Amendment Closing Date.

(l)                                    Notes.  Company shall have, if so requested by any New Revolving Lender by written notice (with a copy to Administrative Agent) at least two Business Days prior to the Sixth Amendment Closing Date, executed and delivered to such Lender on the Sixth Amendment Closing Date a Note or Notes to evidence such New Revolving Lender’s New Revolving Commitments.

(m)                              Voluntary Prepayment.  On or before the Sixth Amendment Closing Date Company shall have made a voluntary prepayment of the Loans in an amount of not less than $40,000,000, such voluntary prepayment to be applied as specified by Company in the applicable notice of prepayment.

(n)                                 Fees.  (i) The Administrative Agent shall have received for distribution to each Lender that executes this Amendment on or before June 13, 2003, an amendment fee equal to 0.25% of such Lenders’ outstanding Loans and Commitments on the Sixth Amendment Closing Date (without giving effect to the New Revolving Commitments); and (ii)  the Agents shall have received all fees and other amounts due and payable on or prior to the Sixth

18

Amendment Closing Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by Company hereunder or under any other Credit Document.

(o)                                  Financial Statements.  The Lenders shall have received (i) the audited financial statements for Aerostructures Corp. for the last three fiscal years ending prior to the Sixth Amendment Closing Date; (ii) the unaudited financial statements for Aerostructures Corp. (A) for the financial period ending March 31, 2003; and (B) if the Sixth Amendment Closing Date is later than June 15, 2003, for the most recently completed financial period ending forty-five (45) days prior to the Sixth Amendment Closing Date; and (iii) (A) pro forma financial statements of Company and its Subsidiaries with respect to the financial period ending March 31, 2003 reflecting the Aerostructures Merger (calculated in accordance with the terms and provisions of the Credit Agreement, including, without limitation, Section 6.8(e) as amended hereby and calculated as if the Aerostructures Merger had occurred on the date of such financial statements); and (B) in the event that the Sixth Amendment Closing Date is later than June 15, 2003, pro forma financial statements for the most recently completed financial period ending forty-five (45) days prior to the Sixth Amendment Closing Date reflecting the Aerostructures Merger (calculated in a manner that is not materially inconsistent with the financial statements delivered in clause (A) and in form and scope reasonably satisfactory to the Arrangers).  Notwithstanding any of the foregoing to the contrary, the Arrangers acknowledge that they have received and are satisfied with the financial statements required in (i) above and in (ii) and (iii) above (with respect to March 31, 2003).  Such financial statements set forth in (iii) above shall confirm that the pro forma Leverage Ratio for the twelve month period ending on the date of such financial statements was not greater than 3.00:1.00 (calculated in accordance with the provisions set forth in (iii)(A) or (iii)(B), as applicable).

SECTION 5.                                                    REPRESENTATIONS AND WARRANTIES

5.1                               In order to induce Requisite Lenders to enter into this Amendment, each applicable Credit Party represents and warrants to each Lender, as of the date hereof and upon giving effect to this Amendment, that the representations and warranties contained in each of the Credit Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

5.2                               Each New Revolving Lender party to this Amendment, by delivering its signature page to this Amendment, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or New Revolving Lenders, as applicable on the Sixth Amendment Closing Date.

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SECTION 6.                                                    ACKNOWLEDGMENT AND CONSENT

6.1                               Each of Vought Commercial Aircraft Company and VAC Industries, Inc. has (i) guarantied the Obligations and (ii) created Liens in favor of Lenders on certain Collateral to secure its obligations under Section 7 of the Credit Agreement.  Vought Commercial Aircraft Company and VAC Industries, Inc. are collectively referred to herein as the “Credit Support Parties”, and the Credit Agreement, the Pledge and Security Agreement, dated as of July 24, 2000, between Company, each of the grantors party thereto and Lehman Commercial Paper Inc., as Collateral Agent (as such may be amended, supplemented or modified) (the “Pledge and Security Agreement”) are collectively referred to herein as the “Credit Support Documents”.

6.2                               Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment (the “Amended Agreement”).  Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Support Documents, the payment and performance of all Guaranteed Obligations under the Credit Agreement Secured Obligations (as such term is defined in the Pledge and Security Agreement) under the Pledge and Security Agreement, as the case may be, including without limitation the payment and performance of all such Guaranteed Obligations under the Credit Agreement and Secured Obligations (as such term is defined in the Pledge and Security Agreement) under the Pledge and Security Agreement in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement, and grants to the Collateral Agent a continuing lien on and security interest in and to all Collateral as collateral security for the prompt payment and performance in full when due of the Guaranteed Obligations under the Credit Agreement and the Secured Obligations (as such term is defined in the Pledge and Security Agreement) under the Pledge and Security Agreement (whether at stated maturity, by acceleration or otherwise).

6.3                               Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Sixth Amendment Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

6.4                               Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Credit Document

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to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

SECTION 7.                                                    MISCELLANEOUS

7.1                               This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders.  No Credit Party’s rights or obligations hereunder or any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders (except as may otherwise be permitted under Section 6.9 of the Credit Agreement).

7.2                               In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

7.3                               On and after the Sixth Amendment Closing Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

7.4                               Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

7.5                               The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

7.6                               Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

7.7                               THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

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7.8                               This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  As set forth herein, this Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Agents of written or telephonic notification of such execution and authorization of delivery thereof.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:	VOUGHT AIRCRAFT INDUSTRIES, INC.

By:
Name:
Title:

CREDIT SUPPORT PARTIES:

VOUGHT COMMERCIAL AIRCRAFT COMPANY

By:
Name:
Title:

VAC INDUSTRIES, INC.

By:
Name:
Title:

ADMINISTRATIVE AGENT, COLLATERAL AGENT, SWING LINE LENDER, A LENDER AND A NEW REVOLVING LENDER:	LEHMAN COMMERCIAL PAPER INC.,

By:
Name:
Title:

JOINT ARRANGER AND JOINT BOOK MANAGER:	LEHMAN BROTHERS INC.,

By:
Name:
Title:

SYNDICATION AGENT, JOINT ARRANGER, JOINT BOOK MANAGER, A LENDER AND A NEW REVOLVING LENDER:	GOLDMAN SACHS CREDIT PARTNERS L.P.,

By:
Authorized Signatory

LENDER:	[INSTITUTION]

By:
Name:
Title:

EXHIBIT A-1 and A-2

TO SIXTH AMENDMENT TO

CREDIT AND GUARANTY AGREEMENT

Schedule 6.1 (to be attached)

Schedule 6.2 (to be attached)

A-1

EXHIBIT B TO

SIXTH AMENDMENT TO

CREDIT AND GUARANTY AGREEMENT

SIXTH AMENDMENT CLOSING DATE CERTIFICATE

THE UNDERSIGNED COMPANY HEREBY CERTIFIES AS FOLLOWS:

1.                                       Pursuant to the Credit and Guaranty Agreement, dated as of July 24, 2000 as amended through the date hereof (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and Collateral Agent, GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as Syndication Agent, and GSCP and LEHMAN BROTHERS INC., as Joint Arrangers and Joint Book Managers, Company certifies that as of the date hereof:

2.                                       (a) as of the Sixth Amendment Closing Date, after giving effect to the Sixth Amendment, the representations and warranties contained in each of the Credit Documents are true and correct in all material respects on and as of the Sixth Amendment Closing Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date;

(b) as of the Sixth Amendment Closing Date, after giving effect to the Sixth Amendment, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

3.                                       Each Credit Party has requested Latham & Watkins to deliver to Agents and Lenders on the Sixth Amendment Closing Date written opinions in form and substance satisfactory to the Agents.

[Remainder of page intentionally left blank]

B-1

The foregoing certifications are made and delivered as of July 2, 2003.

VOUGHT AIRCRAFT INDUSTRIES, INC.

By:
Name:
Title:

B-2

EXHIBIT C

TO SIXTH AMENDMENT TO

CREDIT AND GUARANTY AGREEMENT

EXISTING INDEBTEDNESS TO BE PREPAID

Credit Agreement dated as of November 12, 2002 between The Aerostructures Corporation, TA Acquisition Holdings, Inc., the subsidiary guarantors party thereto, the lenders party thereto, Lehman Commercial Paper Inc., as administrative agent and Lehman Brothers Inc., as sole lead arranger and sole bookrunning manager.

C-1